                                                                    EXHIBIT 10.1



                                   $65,000,000

                              THE PRICE REIT, INC.
                                       AND
                            KIMCO REALTY CORPORATION

                                 PREFERRED STOCK

                               PURCHASE AGREEMENT


                                                                    May 18, 1998


LB I Group Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

               The Price REIT, Inc., a Maryland corporation ("Price REIT"), proposes to sell to you (the "Initial Purchaser") 65,000 shares of its Class A Floating Rate Cumulative Preferred Stock, $.01 par value per share, with a liquidation preference of $1,000 per share (the "Price REIT Preferred Stock"). Price REIT has entered into an Agreement and Plan of Merger dated as of January 13, 1998, as amended on March 5, 1998 and May 14, 1998 (the "Merger Agreement"), among Kimco Realty Corporation, a Maryland corporation ("Kimco"), REIT Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Kimco ("REIT Sub"), and Price REIT, pursuant to which Price REIT will merge with and into REIT Sub (the "Merger"). Each share of Price REIT Preferred Stock outstanding on the effective date of the Merger (the "Merger Effective Date") will be converted pursuant to the Merger into the right to receive, upon surrender of the certificate representing such share, ten depositary shares (the "Kimco Depositary Shares") each representing one-tenth of a share of Class E Floating Rate Cumulative Preferred Stock, par value $1.00 per share, of Kimco ("Kimco Preferred Stock"). The Price REIT Preferred Stock and the Kimco Preferred Stock will be issued pursuant to Articles Supplementary attached hereto as Exhibits A and B, respectively. The Kimco Depositary Shares will be issued pursuant to a Deposit Agreement (the "Kimco Deposit Agreement") to be entered into by Kimco and a financial institution (the "Kimco Depositary"), substantially in the form of Exhibit C hereto.

               If, prior to May 19 , 1999, the Merger has not been consummated and the Price REIT Preferred Stock has not been repurchased by Price REIT from the Initial Purchaser, Price REIT shall, promptly after such date, exchange, or cause to be exchanged, the then outstanding Price REIT Preferred Stock for depositary shares (the "Price REIT Depositary Shares") evidenced by depositary receipts (the "Price REIT Depositary Receipts") representing that



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number of shares of Price REIT Preferred Stock then outstanding; provided, however, that such exchange shall be conditioned upon the cooperation of the Initial Purchaser and the Initial Purchaser does hereby agree to so cooperate and to deposit the Price REIT Preferred Stock then outstanding as directed by Price REIT as part of and as a condition to such exchange. The Price REIT Depositary Shares will be issued pursuant to a Deposit Agreement (the "Price REIT Deposit Agreement") to be entered into by Price REIT with a financial institution (the "Price REIT Depositary"). The Price REIT Deposit Agreement will be substantially in the form of the Kimco Deposit Agreement, but will provide for the delivery to the Price REIT Depositary by the Initial Purchaser of the Price REIT Preferred Stock then outstanding, in exchange for the issuance by the Price REIT Depositary to the Initial Purchaser, or as directed thereby, of the Price REIT Depositary Receipts in respect of such shares of Price REIT Preferred Stock, and shall further include an agreement (the "Repurchase Agreement") between Price REIT and the Price REIT Depositary permitting Price REIT to purchase, on and after the first dividend payment date to occur after May 18, 2004, at a price equal to $1,000 per share, plus any accrued and unpaid dividends thereon, the Price REIT Preferred Stock delivered to the Price REIT Depositary. The Price REIT Depositary Receipts will be issued by the Price REIT Depositary to the holders thereof subject to the right of the Price REIT Depositary to repurchase such Price REIT Depositary Receipts from time to time in response to the exercise by Price REIT of its right to repurchase the Price REIT Preferred Stock from the Price REIT Depositary pursuant to the Repurchase Agreement.

               As used in this Agreement, (a) (i) "Preferred Stock" means the Price REIT Preferred Stock and/or the Kimco Preferred Stock, (ii) "Depositary Shares" means the Kimco Depositary Shares and/or the Price REIT Depositary Shares, (iii) "Issuer" means Price REIT and/or Kimco and (iv) "Purchased Securities" means the Price REIT Preferred Stock and/or the Kimco Preferred Stock and the Kimco Depositary Shares, each as the context may require, (b) "Offered Securities" means (i) the Kimco Preferred Stock and the Kimco Depositary Shares if the Merger is consummated and (ii) the Price REIT Preferred Stock and the Price REIT Depositary Shares, subject to the Repurchase Agreement, if the Merger is not consummated and (c) "Issuer of the Offered Securities" means Kimco if the Merger is consummated and Price REIT if the Merger is not consummated.

               The Price REIT Preferred Stock will be sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom.

               This is to confirm the agreement concerning the purchase of the Price REIT Preferred Stock and the offering of the Offered Securities by the Initial Purchaser.

               1. Representations, Warranties and Agreements of Price REIT. Price REIT represents, warrants and agrees on the date hereof and on the Delivery Date (as defined in Section 5) and, if the Merger is not consummated, on the Effective Date of the Registration Statement and the date of the Prospectus (each as defined in Section 7) or any amendment or supplement thereto (each, an "Offering Representation Date") that:


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               (a) Price REIT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT), and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; and Price REIT has no interest in any entity or person other than (i) its ownership of all of the outstanding capital stock of Price/Texas, Inc., a Texas corporation ("Price Texas"), (ii) its ownership of all of the limited partnership interests in Price/Baybrook, Ltd., a Texas limited partnership ("Price/Baybrook"), Price/Baybrook's ownership of 50% of the membership interests of Price/Fry Limited Liability Company, a Texas limited liability company ("Price/Fry"), and the ownership by Price
        Texas of all of the general partnership interests of Price/Baybrook,
        (iii) its 90% membership interest in Smithtown Venture Limited Liability Company, a New York limited liability company ("Smithtown"), (iv) its 50% partnership interest in Centrepoint Associates, L.L.P., an Arizona limited liability partnership, (v) its 50% general partnership interest in Hayden Plaza North Associates, an Arizona general partnership, (vi) its 75% membership interest in Bridgewater Community Retail Center, LLC, a New Jersey limited liability company, (vii) its ownership of all of the capital stock of Price Tennessee, Inc., a Tennessee corporation ("Price Tennessee"), and the ownership by Price Tennessee of all of the general partnership interests in Price Tennessee Properties, L.P., a Tennessee limited partnership ("Tennessee L.P."), (viii) its ownership of all of the limited partnership interests in Tennessee L.P., (ix) its ownership of all of the general partnership interests in The Price REIT Renaissance Partnership, L.P., a California limited partnership, (x) its 100% membership interest in Price REIT Properties, LLC, a Delaware limited liability company, (xi) its ownership of all of the capital stock of Price/Franklin Property, Inc., a Delaware corporation, and
        (xii) its 100% membership interest in Price/Franklin, LLC, a Delaware limited liability company (collectively, the "Affiliates," and Price REIT's interests in the Affiliates are referred to herein collectively as the "Interests").

               (b) Each of the Affiliates has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which its respective ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have


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        a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT), and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged; and none of the Affiliates, other than Price/Baybrook, is a "significant subsidiary," as such term is defined in Rule 405 of the rules and regulations under the Securities Act (the "Rules and Regulations").

               (c) Price REIT has an authorized capitalization as set forth in its Annual Report on Form 10-K (the "Price REIT Form 10-K"), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Price REIT since the end of its most recent fiscal year (collectively, the "Price REIT Exchange Act Documents") with the Securities and Exchange Commission (the "Commission") or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented, and all of the issued shares of capital stock of Price REIT have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of, and are not subject to, preemptive or similar rights arising by operation of the Maryland General Corporation Law (the "MGCL"), or under the charter or bylaws of Price REIT or any agreement or instrument, or otherwise; and Price REIT's Interests have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by Price REIT free and clear of all liens, encumbrances, equities or claims.

               (d) The Price REIT Preferred Stock has been duly authorized by Price REIT and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; the Price REIT Preferred Stock will, upon issuance, conform to the provisions of the related Articles Supplementary; and if such representation is made on an Offering Representation Date, the deposit of the Price REIT Preferred Stock in accordance with the provisions of the Price REIT Deposit Agreement has been duly authorized by Price REIT and the Price REIT Preferred Stock and the Price REIT Depositary Shares conform to the description thereof in the Prospectus.

               (e) Upon execution and delivery of the Price REIT Depositary Receipts pursuant to the terms of the Price REIT Deposit Agreement, the persons in whose names such Price REIT Depositary Receipts are registered will be entitled to the rights specified therein and in the Price REIT Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

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               (f) The Price REIT Exchange Act Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (g) This Agreement has been duly authorized, executed and delivered by Price REIT.

               (h) The execution, delivery and performance of this Agreement and the Price REIT Deposit Agreement by Price REIT and the consummation by Price REIT of the transactions contemplated hereby and thereby and compliance by Price REIT with its obligations hereunder and thereunder does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Price REIT or any of the Affiliates pursuant to, any indenture, mortgage, deed of trust, loan agreement, partnership or joint venture agreement or other agreement or instrument to which Price REIT or any of the Affiliates is a party or by which Price REIT or any of the Affiliates is bound or to which any of the property or assets of Price REIT or any of the Affiliates is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of Price REIT or any governing document of any of the Affiliates or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Price REIT or any of the Affiliates or any of their properties or assets; if such representation is made on the Delivery Date, Price REIT is not required in connection with its offer, sale and delivery of shares of Price REIT Preferred Stock to the Initial Purchaser to register the Price REIT Preferred Stock under the Securities Act; and, if such representation is made on the Delivery Date or an Offering Representation Date, except for
        (i) such consents, approvals, authorizations, registrations or qualifications as have been obtained or made, (ii) as may be required under applicable state securities laws or real estate syndication laws in connection with the purchase of the Price REIT Preferred Stock by the Initial Purchaser or the offering of the Offered Securities by the Initial Purchaser and (iii) the registration of the Offered Securities under the Securities Act in connection with such offering, no consent, approval, authorization or order of, or filing or registration


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        with, any such court or governmental agency or body is or will be required for the execution, delivery and performance of this Agreement or the Price REIT Deposit Agreement by Price REIT and the consummation of the transactions contemplated hereby and thereby.

               (i) There are no contracts, agreements or understandings between Price REIT and any person granting such person the right to require Price REIT to file a registration statement under the Securities Act with respect to any securities of Price REIT owned or to be owned by such person or to require Price REIT to include such securities in the securities registered pursuant to the Registration Statement.

               (j) Neither Price REIT nor any of the Affiliates has sustained, since the date of the latest financial statements included or incorporated by reference in the Price REIT Exchange Act Documents, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated by the Price REIT Exchange Act Documents; and, since such date there has not been any change in the capital stock (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein) or long-term debt (except for borrowings and repayments under its credit facility and the assumption of indebtedness in connection with the acquisition of properties by Price REIT or its Affiliates, in each case in the ordinary course of business) of Price REIT or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Price REIT and the Affiliates, otherwise than as set forth or contemplated in the Price REIT Exchange Act Documents.

               (k) The financial statements (including the related notes and supporting schedules) filed as part of, or included or incorporated in the Price REIT Exchange Act Documents or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented, present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and, except as described therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (l) Ernst & Young LLP, who have certified certain financial statements of Price REIT and whose report appears in the Price REIT Form 10-K or is incorporated by reference therein, are independent public accountants as

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        required by the Securities Act and the Rules and Regulations, and were independent accountants as required by the Securities Act and the Rules and Regulations, during the periods covered by the financial statements on which they reported contained or incorporated in the Price REIT Form 10-K.

               (m) Price REIT and the Affiliates have good and marketable title in fee simple to all real property and good marketable title to all personal property identified in the Price REIT Exchange Act Documents or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented, as being owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Price REIT Exchange Act Documents or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Price REIT and the Affiliates; and all real property and buildings held under lease by Price REIT and the Affiliates are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Price REIT and the Affiliates.

               (n) Price REIT and the Affiliates carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

               (o) There are no legal or governmental proceedings pending to which Price REIT or any of the Affiliates is a party or of which any property or assets of Price REIT or any of the Affiliates is the subject which, if determined adversely to Price REIT or any of the Affiliates, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT and the Affiliates; and to the best of Price REIT's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (p) No relationship, direct or indirect, exists between or among Price REIT on the one hand, and the directors, officers, stockholders, customers or suppliers of Price REIT on the other hand, which is required to be described in the Price REIT Exchange Act Documents which is not so described.

               (q) No labor disturbance by the employees of Price REIT exists or, to the knowledge of Price REIT, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT.

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               (r) Neither Price REIT nor any of the Affiliates (i) is in
        violation of its charter, by-laws or other organizational document, as applicable, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, partnership or joint venture agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which default or violation might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT.

               (s) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by Price REIT or any of the Affiliates (or, to the knowledge of Price REIT, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by Price REIT or the Affiliates in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable, law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of Price REIT; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by Price REIT or any of the Affiliates or with respect to which Price REIT or any of the Affiliates have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of Price REIT; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.


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               (t) Neither Price REIT nor any Affiliate is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "Investment Company Act") and the rules and regulations of the Commission thereunder.

               (u) Price REIT has been and is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has at all times enabled, and its proposed method of operation will enable, Price REIT to meet the requirements for taxation as a real estate investment trust under the Code.

               (v) Neither Price REIT nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Price REIT Preferred Stock in a manner that would require the registration under the Securities Act of the Price REIT Preferred Stock or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Purchased Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering with in the meaning of Section 4(2) of the Securities Act.

               (w) With respect to the purchase of Price REIT Preferred Stock pursuant hereto, the Board of Directors of Price REIT has exempted the Initial Purchaser from the Ownership Limit (as defined in the Articles Supplementary relating to the Price REIT Preferred Stock) pursuant to subparagraph 6 of paragraph H of such Articles Supplementary and has determined under Section 3 of Article IX of the Price REIT charter that
        Article IX thereof does not apply to the issuance of Price REIT Preferred Stock to the Initial Purchaser on the Delivery Date.


               2. Representation, Warranties and Agreements of Kimco. Kimco represents, warrants and agrees on the date hereof, on the Delivery Date so long as the Merger has not been terminated and, if the Merger is consummated, on each Offering Representation Date that:

               (a) Kimco has been duly incorporated and is validly existing as a corporation under the laws of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the most recent Annual Report on Form 10-K (the "Kimco Form 10-K"), Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by Kimco since the end of its most recent fiscal year (the "Kimco Exchange Act Documents") or, with respect to any representation made on an Offering

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        Representation Date, the Prospectus as amended or supplemented; and
        Kimco is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise.

               (b) Each significant subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) of Kimco (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Kimco Exchange Act Documents or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Kimco, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of Kimco or any of its subsidiaries and referred to in the Kimco Exchange Act Documents or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented.

               (c) The authorized, issued and outstanding stock of Kimco is as set forth in the Kimco Exchange Act Documents or, with respect to any representation made on an Offering Representation Date, the Prospectus as amended or supplemented (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein); and the outstanding capital stock of Kimco has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights.

               (d) The deposit of the Kimco Preferred Stock in accordance with the provisions of the Kimco Deposit Agreement has been or will be duly authorized by Kimco; the Kimco Preferred Stock has been duly authorized and, when issued and delivered pursuant to the Merger, will be validly issued, fully paid and

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        non-assessable and will not be subject to preemptive or other similar rights; the Kimco Preferred Stock will, upon issuance, conform to the provisions of the related Articles Supplementary; and if such representation is made on an Offering Representation Date, the Kimco Preferred Stock and the Kimco Depositary Shares conform to the description thereof in the Prospectus.

               (e) Upon execution and delivery of the Kimco Depositary Receipts pursuant to the terms of the Kimco Deposit Agreement, the persons in whose names such Kimco Depositary Receipts are registered will be entitled to the rights specified therein and in the Kimco Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (f) The Kimco Exchange Act Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (g) This Agreement has been duly authorized, executed and delivered.

               (h) Neither Kimco nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Kimco or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Kimco or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Kimco Deposit Agreement by Kimco and the consummation by Kimco of the transactions contemplated hereby and thereby and compliance by Kimco with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Kimco or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Kimco or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Kimco or any of its subsidiaries is subject, nor will such action result in any violation of the charter or by-laws of Kimco or any applicable law, administrative regulation or administrative or court order or decree.

               (i) There are no contracts, agreements or understandings between Kimco and any person granting such person the right to require Kimco to file a registration statement under the Securities Act with respect to any securities of Kimco owned or to be owned by such person or to require Kimco to include such securities in the securities registered pursuant to the Registration Statement.

               (j) Neither Kimco nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Kimco Exchange Act Documents, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated by the Kimco Exchange Act Documents the effect of which would have a material adverse effect on Kimco and its subsidiaries taken as a whole; and, since such date, there has not been any change in the capital stock (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein) or long-term debt of Kimco or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Kimco and its subsidiaries, otherwise than as set forth or contemplated in the Kimco Exchange Act Documents the effect of which would have a material adverse effect on Kimco and its subsidiaries taken as a whole.

               (k) The historical financial statements included or incorporated by reference in the Kimco Exchange Act Documents, or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, present fairly the financial position of Kimco and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as may otherwise be stated in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the financial statement schedules and other financial information and data included or incorporated by reference in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the

        Prospectus as amended or supplemented, present fairly the information required to be stated therein.

               (l) The accountants who certified the financial statements, financial statement schedules and historical summaries of revenue and certain operating expenses for the properties related thereto included or incorporated by reference in the Kimco Exchange Act Documents, or with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, are independent public accountants as required by the Securities Act and the Rules and Regulations.

               (m) The pro forma condensed consolidated financial statements included or incorporated by reference in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, if any, present fairly the pro forma financial position of Kimco and its consolidated subsidiaries as at the dates indicated and the pro forma results of their operations for the periods specified; the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act and the Rules and Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

               (n) Except as otherwise disclosed in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise,
        (i) all properties and assets described in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, are owned with good and marketable title by Kimco, its subsidiaries and/or a joint venture or partnership in which any such party is a participant (a "Related Entity"); (ii) all of the leases under which Kimco, its subsidiaries or, to the knowledge of Kimco, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and neither Kimco nor any of its subsidiaries or, to the knowledge of Kimco, Related Entitles is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's rights to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of Kimco its subsidiaries or Related Entities which are required to be disclosed in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, are disclosed therein; (iv) neither Kimco nor any of its subsidiaries or, to the knowledge of Kimco, Related Entities nor any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which any of Kimco or its subsidiaries or, to the knowledge of Kimco, Related Entities leases its properties and neither Kimco nor any of its subsidiaries or Related Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of Kimco, or its subsidiaries or, to the knowledge of Kimco, Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties of any of Kimco or, to the knowledge of Kimco, its subsidiaries or Related Entities in all material respects complied with all applicable codes and zoning laws and regulations; and (vii) neither Kimco nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner materially adversely affect the size of, use of, improvements on, construction on, or access to any material properties of any of Kimco or its subsidiaries or Related Entities.

               (o) Title insurance in favor of the mortgagee or Kimco, its subsidiaries and/or the Related Entities is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise.

               (p) The mortgages and deeds of trust encumbering the properties and assets described in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, are not convertible nor does any of Kimco or its subsidiaries hold a participating interest therein.

               (q) Each of the partnership and joint ventures agreements to which Kimco or any of its subsidiaries is a party, and which relates to real property described in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, has been duly authorized, executed and delivered by such applicable party and, assuming the due authorization and execution thereof by the parties thereto, constitutes the valid agreement of such applicable party, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

               (r) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Kimco, threatened against or affecting Kimco or any of its subsidiaries which is required to be disclosed in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, or the Kimco Deposit Agreement, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which Kimco or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Kimco Exchange Act Documents or, with respect to any representation or warranty made on an Offering Representation Date, the Prospectus as amended or supplemented, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

               (s) Neither Kimco nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise.

               (t) If such representation is made on an Offering Representation Date, except for (i) such consents, approvals, authorizations, registrations, or qualifications as have been obtained or made, (ii) as may be required under the state securities laws or real estate syndication laws in connection with the offering of the Offered Securities by the Initial Purchaser and (iii) the registration of the Offered Securities under the Securities Act in connection with such offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is or will be required for the execution, delivery and performance of this Agreement or the Kimco Deposit Agreement by Kimco and the transactions contemplated hereby or thereby.

               (u) Kimco and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise, and neither Kimco nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise.

               (v) None of Kimco, or any of its subsidiaries has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it or the Related Entities, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by Kimco, its subsidiaries and Related Entities, Kimco represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

               (w) Neither Kimco nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act and the rules and regulation thereunder.

               (x) Kimco has been and is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its method of operation has at all times enabled, and its proposed method of operation will enable, Kimco to meet the requirements for taxation as a real estate investment trust under the Code.

               (y) Neither Kimco nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Kimco Preferred Stock or the Kimco Depositary Shares in a manner that would require the registration under the Securities Act of the Kimco Preferred Stock or the Kimco Depositary Shares or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Purchased Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering with in the meaning of Section 4(2) of the Securities Act. Kimco, however, makes no representation with respect to actions taken by the Initial Purchaser.

               3. Purchase by the Initial Purchaser; Compensation. (a) On the basis of the representations and warranties of Price REIT contained in, and subject to the terms and conditions of, this Agreement, Price REIT agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from Price REIT, 65,000 shares of Price REIT Preferred Stock on the Delivery Date at a purchase price of $1,000 per share.

               (b) As compensation to the Initial Purchaser for its commitment hereunder:

                      (i) on the Delivery Date, Price REIT shall pay to the
               Initial Purchaser an amount equal to $1,300,000, being equal to 2% of the aggregate liquidation preference of the Price REIT Preferred Stock being purchased hereunder; and

                      (ii) on the first Business Day after the date (the
               "Repurchase Termination Date") that is the earliest of (x) 150 days after the Merger Effective Date and (y) the first anniversary of the date of this Agreement, if all of the Purchased Securities have not been theretofore repurchased, Kimco or, if the Merger shall not have been consummated, Price REIT, shall pay the Initial Purchaser an amount equal to 1.5% of the aggregate liquidation preference of the Purchased Securities issued and outstanding on such date.

               (c) Price REIT shall not be obligated to deliver any of the Price REIT Preferred Stock, except upon payment for all of the Price REIT Preferred Stock as provided herein.

               4. Sale of Purchased Securities and Resale of Offered Securities. The Initial Purchaser has advised each Issuer that, if the Purchased Securities are not repurchased, it proposes to offer the Offered Securities for resale upon the terms and conditions set forth in this Agreement and in the Prospectus (as defined in Section 7) after the Repurchase Termination Date. The Initial Purchaser hereby represents and warrants to and agrees with Price REIT that the Initial Purchaser (i) is purchasing the Price REIT Preferred Stock pursuant to a private sale exempt from registration under the Securities Act, (ii) subject to the provisions of Section 12(c), unless offers and sales are made pursuant to the Registration Statement, (A) will not solicit offers for, or offer or sell, the Offered Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (B) will solicit offers for the Offered Securities only from, and will offer, sell or deliver the Offered Securities, as part of its initial offering, only to (1) in the case of offers inside the United States, persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and (2) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust));

               5. Delivery of and Payment for Purchased Securities. Delivery of and payment for the Price REIT Preferred Stock shall be made at the offices of Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on May 18, 1998, or at such other date or place as shall be determined by agreement between the Initial Purchaser and Price REIT. This date and time are sometimes referred to as the "Delivery Date."

               On the Delivery Date, Price REIT shall deliver or cause to be delivered certificates representing the Price REIT Preferred Stock to the Initial Purchaser against payment to or upon the order of Price REIT of the purchase price therefor, less the compensation payable on the Delivery Date by Price REIT to the Initial Purchaser pursuant to Section 3(b), by wire transfer of immediately available funds to an account specified by Price REIT. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder.

               6. Conditions to the Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder on the Delivery Date are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of Price REIT and of Kimco contained herein, to the performance by Price REIT of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Price REIT Preferred Stock and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Initial Purchaser, and Price REIT shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (b) Gibson Dunn & Crutcher LLP shall have furnished to the Initial Purchaser its written opinion, as counsel to Price REIT, addressed to the Initial Purchaser and dated the Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                      (i) Price REIT is duly qualified as a foreign corporation
               to transact business and is in good standing in the following states: Arizona, California, Colorado, Connecticut, Florida, Kansas, Minnesota, New Jersey, New York, North Carolina, Oklahoma, Virginia and Washington;

                      (ii) The Affiliates are validly existing and in good
               standing under the laws of their respective jurisdictions of organization, and Price/Texas, Price/Baybrook, Price/Fry and Smithtown have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                      (iii) To the best of counsel's knowledge and other than as set forth in the Price REIT Exchange Act Documents, there are no legal or governmental proceedings pending to which Price REIT or any of the Affiliates is a party or of which any property or assets of Price REIT or any of the Affiliates is the subject which, if determined adversely to Price REIT or any of the Affiliates, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                      (iv) This Agreement has been duly executed and delivered
               by Price REIT;

                      (v) The issue and sale of the Price REIT Preferred Stock,
               the compliance by Price REIT with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument which is filed as an exhibit to the Price REIT Exchange Act Documents, nor will such actions result in any violation of the provisions of the charter or by-laws of Price REIT or governing documents of any of the Affiliates or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Price REIT or any of its properties or assets; and, except for the registration of the Offered Securities under the Securities Act and for the approvals, authorizations, registrations or qualifications as may be required under the applicable state securities laws and real estate syndication laws in connection with the offering of the Offered Securities by the Initial Purchaser if the Offered Securities are Price REIT Preferred Stock and Price REIT Depositary Shares, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by Price REIT and the consummation of the transactions contemplated hereby;

                      (vi) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between Price REIT and any person granting such person the right to require Price REIT to file a registration statement under the Securities Act with respect to any securities of Price REIT owned or to be owned by such person or to require Price REIT to include such securities in the securities registered pursuant to the Registration Statement;

                      (vii) No registration of the Price REIT Preferred Stock
               under the Securities Act is required for the offer and sale of the Price REIT Preferred Stock by Price REIT to the Initial Purchaser;

                      (viii) Price REIT has been and is organized in conformity
               with the requirements for qualification as a real estate investment trust under the Code, and its method of operation has at all times enabled, and its proposed method of operation as described in the Price REIT Exchange Act Documents and as represented by management will enable, Price REIT to meet the requirements for taxation as a real estate investment trust under the Code; and

                      (ix) Neither Price REIT nor any of the Affiliates is
               required to be registered under the Investment Company Act.

        In rendering such opinion, Gibson, Dunn & Crutcher LLP may rely as to matters involving the application of laws of the State of Maryland, to the extent deemed proper and specified in such opinion, upon the opinion of Ballard Spahr Andrews & Ingersoll LLP and may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Price REIT and public officials.

               (c) Ballard Spahr Andrews & Ingersoll LLP shall have furnished to the Initial Purchaser its written opinion, as counsel to Price REIT with respect to matters of Maryland law, addressed to the Initial Purchaser and dated the Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                      (i) Price REIT has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Maryland and has all corporate power and authority to own, lease and operate its properties as described in the Price REIT Form 10-K, to conduct the business in which it is engaged and to perform its obligations under this Agreement;

                      (ii) The Price REIT Preferred Stock has been duly
               authorized for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when issued and delivered by Price REIT pursuant to this Agreement against payment of the purchase price therefor, will be validly issued and fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of the MGCL or under the charter or by-laws of Price REIT or any agreement or other instrument known to such counsel;

                      (iii) The execution and delivery of this Agreement has
               been duly authorized by Price REIT; and

                      (iv) Price REIT has an authorized capitalization as set
               forth in the Price REIT Form 10-K; the relative rights, preferences, interests and powers of the Price REIT Preferred Stock are as set forth in the Articles Supplementary relating thereto in addition and subject to those terms otherwise set forth in the Price REIT charter, the Price REIT by-laws or the MGCL, and all such relative rights, preferences, interests and powers are valid under the MGCL; and the form of certificate used to evidence the Price REIT Preferred Stock is in due and proper form under the MGCL and complies with all applicable statutory requirements under the MGCL.

               In rendering such opinion, Ballard Spahr Andrews & Ingersoll LLP may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Price REIT and public officials.

                      (d) Latham & Watkins shall have furnished to the Initial
               Purchaser its written opinion, as counsel to Kimco, addressed to the Initial Purchaser and dated the Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                             (i) Kimco has been duly incorporated and is validly
                      existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

                             (ii) Kimco has corporate power and authority to
                      own, lease and operate its properties and to conduct its business as described in the Kimco Form 10-K, and to perform its obligations under this Agreement;

                             (iii) Kimco is duly qualified as a foreign
                      corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or prospects of Kimco and its subsidiaries considered as one enterprise;

                             (iv) This Agreement has been duly authorized,
                      executed and delivered by Kimco;

                             (v) No authorization, approval or consent of any
                      New York or federal court or New York or federal governmental agency is required that has not been obtained in connection with the consummation by Kimco of the transactions contemplated by this Agreement, except as may be required under the Securities Act in connection with the offering of the Offered Securities by the Initial Purchaser and state securities laws or real estate syndication laws if the Offered Securities are Kimco Preferred Stock and Kimco Depositary Shares;

                             (vi) Commencing with Kimco's taxable year beginning
                      January 1, 1992, Kimco has been organized in conformity with the requirements for qualification as a "real estate investment trust", and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that such counsel's opinion as to this matter shall be conditioned upon certain representations as to factual matters made by Kimco to such counsel as described herein; and

                             (vii) Neither Kimco nor any of its subsidiaries is
                      required to be registered under the Investment Company
                      Act.

               In rendering such opinion, Latham & Watkins may rely as to matters involving the application of laws of the State of Maryland, to the extent deemed proper and specified in such opinion, upon the opinion of Ballard Spahr Andrews & Ingersoll LLP and may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Kimco and public officials.

                      (e) Robert P. Schulman, counsel for Kimco, or other
               counsel satisfactory to the Initial Purchaser, shall have furnished to the Initial Purchaser his written opinion, as counsel to Kimco, addressed to the Initial Purchaser and dated the Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                             (i) To the best of his knowledge and information,
                      there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Kimco Exchange Act Documents, other than those disclosed therein, and all pending legal or governmental proceedings to which Kimco or any of its subsidiaries is a party or of which any of the property of Kimco or its subsidiaries is the subject which are not described in the Kimco Exchange Act Documents, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material;

                             (ii) To the best of his knowledge and information,
                      there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Kimco Exchange Act Documents or to be filed as exhibits to the Kimco Exchange Act Documents other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and, to the best of his knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage (except as otherwise described in the Kimco Exchange Act Documents), loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or business prospects of Kimco and its subsidiaries considered as one enterprise;

                             (iii) To the best of his knowledge and information,
                      the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance by Kimco with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Kimco or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Kimco or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Kimco or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the charter or by-laws of Kimco or any applicable law, administrative regulation or administrative or court order or decree;

                             (iv) Each of the partnership and joint venture
                      agreements to which Kimco or any of its subsidiaries is a party, and which relates to real property described in Kimco Exchange Act Documents, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by bankruptcy and general equitable principles and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree;

                             (v) Kimco and its subsidiaries and the Related
                      Entities hold title to the properties and assets described in the Kimco Exchange Act Documents, subject only to the liens and encumbrances securing indebtedness reflected in the Kimco Exchange Act Documents and such other liens, encumbrances and matters of record which do not materially and adversely affect the value of such properties and assets considered in the aggregate;

                             (vi) Each Significant Subsidiary of Kimco has been
                      duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Kimco Exchange Act Documents and, to the best of his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned by Kimco, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of Kimco or any of its subsidiaries and described in the Kimco Exchange Act Documents; and

                             (vii) To the best of such counsel's knowledge,
                      there are no contracts, agreements or understandings between Kimco and any person granting such person the right to require Kimco to file a registration statement under the Act with respect to any securities of Kimco owned or to be owned by such person or to require Kimco to include such securities in the securities registered pursuant to the Registration Statement.

                      (f) Price REIT shall have furnished to the Initial
               Purchaser a certificate, dated the Delivery Date, of its Chairman of the Board or its President and its principal financial officer or accounting officer stating that:

                             (i) The representations, warranties and agreements
                      of Price REIT in Section 1 are true and correct as of the Delivery Date; and Price REIT has complied with all its agreements contained herein; and

                             (ii) (A) Neither Price REIT nor any of the
                      Affiliates has sustained since the date of the latest financial statements included or incorporated by reference in the Price REIT Exchange Act Documents any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than set forth or contemplated in the Price REIT Exchange Act Documents or (B) since such date, there has not been any change in the capital stock (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein) or long-term debt (except for borrowings and repayments under its credit facility and the assumption of indebtedness in connection with the acquisition of properties by Price REIT or its Affiliates, in each case in the ordinary course of business) of Price REIT or any of the Affiliates or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Price REIT and its Affiliates, otherwise than as set forth or contemplated in the Price REIT Exchange Act Documents.

                      (g) Kimco shall have furnished to the Initial Purchaser a
               certificate, dated the Delivery Date, of its Chairman of the Board or its President and its principal financial officer or accounting officer stating that:

                             (i) The representations, warranties and agreements
                      of Kimco in Section 2 are true and correct as of the Delivery Date; and

                             (ii) (A) Neither Kimco nor any of its subsidiaries
                      has sustained since the date of the latest financial statements included or incorporated by reference in the Kimco Exchange Act Documents any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than set forth or contemplated in the Kimco Exchange Act Documents, the effect of which would have a material adverse effect on Kimco and its subsidiaries taken as a whole or (B) since such date, there has not been any change in the capital stock (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein) or long-term debt of Kimco or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Kimco and its subsidiaries, otherwise than as set forth or contemplated in the Kimco Exchange Act Documents, the effect of which would have a material adverse effect on Kimco and its subsidiaries taken as a whole.

                      (h) (i) Neither Price REIT nor any of the Affiliates shall have sustained since the date of the latest financial statements included or incorporated by reference in the Price REIT Exchange Act Documents any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Price REIT Exchange Act Documents or (ii) since such date, there shall not have been any change in the capital stock (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein) or long-term debt (except for borrowings and repayments under its credit facility and the assumption of indebtedness in connection with the acquisition of properties by Price REIT or its Affiliates, in each case in the ordinary course of business) of Price REIT or any of the Affiliates or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Price REIT and the Affiliates, otherwise than as set forth or contemplated in the Price REIT Exchange Act Documents, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Price REIT Preferred Stock or the subsequent reoffering of the Price REIT Preferred Stock and the Price REIT Depositary Shares.

                      (i) (i) Neither Kimco nor any of its subsidiaries shall
               have sustained since the date of the latest financial statements included in the Kimco Exchange Act Documents any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Kimco Exchange Act Documents, the effect of which would have a material adverse effect on Kimco and its subsidiaries taken as a whole or (ii) since such date there shall not have been any change in the capital stock (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein) or long-term debt of Kimco or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of Kimco and its subsidiaries, otherwise than as set forth or contemplated in the Kimco Exchange Act Documents, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Price REIT Preferred Stock or the subsequent reoffering of the Price REIT Preferred Stock and the Price REIT Depositary Shares.

                      (j) Subsequent to the execution and delivery of this
               Agreement (i) no downgrading shall have occurred in the rating accorded Price REIT's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Price REIT's debt securities.

               7. Further Agreements of the Issuer of the Offered Securities. Kimco, if the Merger has been consummated, or Price REIT if the Merger has not been consummated, agree if all of the Purchased Securities have not been repurchased on or before the Repurchase Termination Date:

               (a) (i) Not more than 30 days after the Repurchase Termination Date, to prepare and file with the Commission a registration statement on Form S-3, which shall be in form and substance satisfactory to the Initial Purchaser, with respect to the resale by the Initial Purchaser of the Offered Securities pursuant to Rule 415 of the Rules and Regulations and (ii) use its best efforts to cause such registration statement to be declared effective not later than 100 days after the Repurchase Termination Date. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement is declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act and any prospectus filed by the Company pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means the prospectus that is part of the Registration Statement at the Effective Time or, if necessary, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations with the consent of the Initial Purchaser. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment to the Registration Statement shall be deemed to include any Annual Report on Form 10-K of the Issuer of the Offered Securities filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

               (b) The Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuer of the Offered Securities by or on behalf of the Initial Purchaser for inclusion therein.

               (c) In connection with the preparation of the Registration
        Statement:

                      (i) to consult with the Initial Purchaser and its counsel
               as to the scope and content of the Registration Statement and furnish to the Initial Purchaser and its counsel one or more drafts thereof, as necessary, and sufficient time to comment thereon;

                      (ii) upon request, to provide copies of the documents
               incorporated by reference in the Registration Statement to the Initial Purchaser and its counsel; and

                      (iii) to make available at reasonable times for inspection by the Initial Purchaser and its counsel all financial and other records, pertinent corporate documents and properties of the Issuer of the Offered Securities and cause the officers, directors, managers and employees of the Issuer of the Offered Securities to supply all information reasonably requested by the Issuer of the Offered Securities in connection with the Registration Statement prior to its effectiveness.

               (d) Prior to the Effective Date:

                      (i) to cooperate with the Initial Purchaser and its
               counsel in connection with the registration and qualification of the Offered Securities under the securities or Blue Sky laws of such jurisdictions as Initial Purchaser may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Offered Securities; provided, however, that the Issuer of the Offered Securities shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, in any jurisdiction where it is not now so subject;

                      (ii) to cause the Offered Securities to be rated by
               Moody's Investors Service and the Standard and Poor's Ratings Group; and

                      (iii) to provide CUSIP numbers for the Offered Securities.

               (e) Furnish to the Initial Purchaser on the Effective Date:

                      (i) a certificate, dated the Effective Date, of its
               Chairman of the Board or its President and its principal financial officer or accounting officer stating that:

                             (A) The representations, warranties and agreements
                      of the Issuer of the Offered Securities in Section 1 or
                      Section 2, as the case may be, are true and correct as of such date, except with respect to such matters as may be described in such certificate; and the Issuer of the Offered Securities has complied with all its agreements contained herein; and

                             (B) They have carefully examined the Registration
                      Statement and the Prospectus and, in their opinion, the Registration Statement and the Prospectus, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                      (ii) If Kimco is the Issuer of the Offered Securities,
               Latham & Watkins shall have furnished to the Initial Purchaser its written opinion, as counsel to Kimco, addressed to the Initial Purchaser and dated the Effective Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                             (A) Kimco has been duly incorporated and is validly
                      existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

                             (B) Kimco has corporate power and authority to own,
                      lease and operate its properties and to conduct its business as described in the Kimco Form 10-K and to perform its obligations under this Agreement;

                             (C) Kimco is duly qualified as a foreign
                      corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or prospects of Kimco and its subsidiaries considered as one enterprise;

                             (D) The shares of Kimco Preferred Stock and the
                      deposit of the Kimco Preferred Stock in accordance with the provisions of the Kimco Deposit Agreement have been duly and validly authorized by all necessary corporate action; the Kimco Preferred Stock is validly issued, fully paid and non-assessable and not subject to preemptive or other similar rights arising under the MGCL, or the charter or bylaws of Kimco or, to the best of such counsel's knowledge, otherwise;

                             (E) The authorized, issued and outstanding stock of
                      Kimco is as set forth in the Kimco Exchange Act Documents (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans or employee and director stock option plans referred to in the Kimco Exchange Act Documents); and the outstanding capital stock of Kimco has been duly authorized, validly issued, fully paid and non-assessable and is not subject to preemptive or other similar rights arising under the MGCL, or the charter or bylaws of Kimco or, to the best of such counsel's knowledge otherwise;

                             (F) Upon execution and delivery of the Kimco
                      Depositary Receipts pursuant to the terms of the Kimco Deposit Agreement, the persons in whose names such Kimco Depositary Receipts are registered will be entitled to the rights specified therein and in the Kimco Deposit Agreement;

                             (G) The relative rights, preferences, interests and
                      powers of the Kimco Preferred Stock are as set forth in the Articles Supplementary relating thereto in addition and subject to those terms otherwise set forth in the Price REIT charter, the Price REIT by-laws and the MGCL, and all such relative rights, preferences, interests and powers are valid under the MGCL; and the form of certificate used to evidence the Kimco Preferred Stock, being represented by Kimco Depositary Shares, and the form of certificate used to evidence the related Depositary Receipts are in due and proper form under the MGCL and comply with all applicable statutory requirements under the MGCL;

                             (H) No authorization, approval or consent of any
                      court or governmental agency is required that has not been obtained in connection with the consummation by Kimco of the transactions contemplated by this Agreement, except as may be required under the Securities Act in connection with the offering of the Offered Securities by the Initial Purchaser and state securities laws or real estate syndication laws if such Offered Securities are Kimco Preferred Stock and Kimco Depositary Shares;

                             (I) Commencing with Kimco's taxable year beginning
                      January 1, 1992, Kimco has been organized in conformity with the requirements for qualification as a "real estate investment trust", and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that such counsel's opinion as to this matter shall be conditioned upon certain representations as to factual matters made by Kimco to such counsel as described herein; and

                             (J) Neither Kimco nor any of its subsidiaries is
                      required to be registered under the Investment Company
                      Act;

                             (K) The Registration Statement was declared
                      effective under the Securities Act as of the date and time specified in such opinion and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                             (L) The Registration Statement, as of the Effective
                      Date, and the Prospectus, as of its issue date (excluding in each case the documents incorporated by reference therein), complied as to form in all material respects with the requirements for registration statement on Form S-3 under the Securities Act and the regulations promulgated thereunder; it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus; and it being understood, further, that in passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel has assumed that the statements made therein are correct and complete, and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. In passing upon the compliance as to form of such documents, such counsel will assume that the statements made therein are correct and complete.

                             (M) The statements made in the Prospectus under
                      specified captions describing the Kimco Preferred Stock and the Kimco Depositary Shares, insofar as they purport to constitute summaries of certain terms of documents referred to therein, are accurate in all material respects;

                             (N) The statements set forth in the Prospectus
                      under specified captions relating to Kimco's status as a "real estate investment trust" under the Code and federal income tax considerations, to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by them and are accurate in all material respects; and

                             (O) No authorization, approval or consent of any
                      New York or federal court or New York or federal governmental authority or agency is required that has not been obtained in connection with the consummation by Kimco of the transactions contemplated by this Agreement and the Kimco Deposit Agreement, except such as may be required under the Securities Act in connection with the offering of the Offered Securities by the Initial Purchaser and state securities laws or real estate syndication laws if the Offered Securities are Kimco Preferred Stock and Kimco Depositary Shares.

               In rendering such opinion, such counsel may rely as to matters involving the application of laws of the State of Maryland, to the extent deemed proper and specified in such opinion, upon the opinion of Ballard Spahr Andrews & Ingersoll LLP and may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Issuer of the Offered Securities and public officials. The opinions rendered in (F) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated the Effective Date, in form and substance satisfactory to the Initial Purchaser, to the effect that such counsel participated in conferences with officers and other representatives of Kimco, counsel to Kimco and representatives of the independent public accountants for Kimco, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (other than as set forth in paragraphs (M) and (N)) and have not made any independent check or verification thereof, during the course of such participation no facts have come to their attention that cause them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make material statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date, contained, as of the date of such statements contains, an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

                      (iii) If Kimco is the Issuer of the Offered Securities,
               Robert P. Schulman, counsel for Kimco, or other counsel satisfactory to the Initial Purchaser, shall have furnished to the Initial Purchaser his written opinion, as counsel to Kimco, dated the Effective Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                             (A) To the best of his knowledge and information,
                      there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which Kimco or any of its subsidiaries is a party or of which any of the property of Kimco or its subsidiaries is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material;

                             (B) To the best of his knowledge and information,
                      there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and, to the best of his knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgages, (except as otherwise described in the Prospectus), loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or business prospects of Kimco and its subsidiaries considered as one enterprise;

                             (C) To the best of his knowledge and information,
                      the execution and delivery of this Agreement and the Kimco Deposit Agreement and the consummation of the transactions contemplated herein and compliance by Kimco with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Kimco or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Kimco or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Kimco or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the charter or by-laws of Kimco or any applicable law, administrative regulation or administrative or court order or decree;

                             (D) Each of the partnership and joint venture
                      agreements to which Kimco or any of its subsidiaries is a party, and which related to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by bankruptcy and general equitable principles and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree;

                             (E) Kimco and its subsidiaries and the Related
                      Entities hold title to the properties and assets described in the Prospectus, subject only to the liens and encumbrances securing indebtedness reflected in the Prospectus and such other liens, encumbrances and matters of record which do not materially and adversely affect the value of such properties and assets considered in the aggregate;

                             (F) Each Significant Subsidiary of Kimco has been
                      duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of Kimco and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned by Kimco, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of Kimco or any of its subsidiaries and described in the Prospectus; and

                             (G) To the best of such counsel's knowledge, there
                      are no contracts, agreements or understandings between Kimco and any person granting such person the right to require Kimco to file a registration statement under the Act with respect to any securities of Kimco owned or to be owned by such person or to require Kimco to include such securities in the securities registered pursuant to the Registration Statement.

                          (iv) If Price REIT is the Issuer of the Offered
               Securities, Gibson Dunn & Crutcher LLP shall have furnished to the Initial Purchaser its written opinion, as counsel to Price REIT, addressed to the Initial Purchaser and dated the Effective Date, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                             (A) The Price REIT Deposit Agreement has been duly
                      executed and delivered by Price REIT;

                             (B) To the best of counsel's knowledge and other
                      than as set forth in the Price REIT Exchange Act Documents, there are no legal or governmental proceedings pending to which Price REIT or any of its Affiliates is a party or of which any property or assets of Price REIT or any of the Affiliates is the subject which, if determined adversely to Price REIT or the Affiliates, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of Price REIT; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                             (C) Price REIT has been and is organized in
                      conformity with the requirements for qualification as a real estate investment trust under the Code, and its method of operation has at all times enabled, and its proposed method of operation as described in Price REIT Exchange Act Documents and as represented by management will enable, Price REIT to meet the requirements for taxation as a real estate investment trust under the Code;

                             (D) The Registration Statement was declared
                      effective under the Securities Act as of the date and time specified in such opinion and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                             (E) The Registration Statement, as of the Effective
                      Date, and the Prospectus, as of its date, (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                             (F) The statements made in the Prospectus under
                      specified captions describing the Price REIT Preferred Stock and the Price REIT Depositary Shares, insofar as they purport to constitute summaries of certain terms of documents referred to therein, are accurate in all material respects;

                             (G) The statements set forth in the Prospectus
                      under specified captions relating to Price REIT's status as a "real estate investment trust" under the Code and federal income tax considerations, to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by them and are accurate in all material respects;

                             (H) No authorization, approval or consent of any
                      court or governmental agency is required that has not been obtained in connection with the consummation by Price REIT of the transactions contemplated by this Agreement, except as may be required under the Securities Act in connection with the offering of the Offered Securities by the Initial Purchaser and state securities laws or real estate syndication laws; and

                             (I) To the best of such counsel's knowledge, there
                      are no contracts, agreements or understandings between Price REIT and any person granting such person the right to require Price REIT to file a registration statement under the Securities Act with respect to any securities of Price REIT owned or to be owned by such person or to require Price REIT to include such securities in the securities registered pursuant to the Registration Statement.

               In rendering such opinion, Gibson, Dunn & Crutcher LLP may rely as to matters involving the application of laws of the State of Maryland, to the extent deemed proper and specified in such opinion, upon the opinion of Ballard Spahr Andrews & Ingersoll LLP and may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of Price REIT and public officials. Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated the Effective Date, in form and substance satisfactory to the Initial Purchaser, to the effect that (x) such counsel has acted as counsel to Price REIT on a regular basis (although Price REIT is also represented with respect to certain other matters, by certain other outside counsel), has acted as counsel to Price REIT in connection with previous financing transactions and has acted as counsel to Price REIT in connection with the preparation of the Registration Statement and
               (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus when it was filed with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions referred to in subparagraphs (F) and (G) above insofar as such statements concern legal matters or relate to the Offered Securities.

                           (v) if Price REIT is the Issuer of the Offered
               Securities, Ballard Spahr Andrews & Ingersoll LLP shall have furnished to the Initial Purchaser its written opinion, as counsel to Price REIT with respect to matters of Maryland law, addressed to the Initial Purchaser and dated the date of the Memorandum, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                             (A) Price REIT has been duly incorporated and is
                      validly existing as a corporation in good standing under the laws of the State of Maryland and has all corporate power and authority to own, lease and operate its properties as described in the Price REIT Exchange Act Documents, to conduct the business in which it is engaged and to perform its obligations under this Agreement; and

                             (B) The Price REIT Deposit Agreement has been duly
                      authorized by Price REIT. The deposit of the Price REIT Preferred Stock in accordance with the provisions of the Price REIT Deposit Agreement has been duly and validly authorized by all necessary corporate action;

               (f) a customary comfort letter, dated the Effective Date, from the Issuer of the Offered Securities' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by independent accountants in connection with primary underwritten offerings.

               (g) Enter into such agreements, and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition by the Initial Purchaser of the Offered Securities as contemplated by this Agreement, all to such extent as may be reasonably requested by the Initial Purchaser, including using its best efforts to assist in the marketing and sale of the Offered Securities (including by making appropriate officers of the Issuer of the Offered Securities available for meetings with prospective purchasers of the Offered Securities).

               (h) To issue, upon the request of the Initial Purchaser, a new certificate for the Offered Securities surrendered to the Issuer of the Offered Securities in exchange therefor, such new certificate to be registered in the name of such holder or in the name of the purchaser(s) of such Offered Securities, as the case may be.

               (i) To prepare the Prospectus in a form approved by the Initial Purchaser after a reasonable opportunity for its review, which approval shall not be unreasonably withheld, and to file such Prospectus, if required, pursuant to Rule 424(b) under the Securities Act not later than the second business day following the Effective Date; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Initial Purchaser, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Initial Purchaser with copies thereof; to file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Issuer of the Offered Securities with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; to advise the Initial Purchaser, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

               (j) To furnish promptly to the Initial Purchaser and to counsel for the Initial Purchaser a signed copy of the Registration Statement conforming to the version originally filed electronically with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

               (k) To deliver promptly to the Initial Purchaser in New York City such number of the following documents as the Initial Purchaser shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Prospectus (not later than 10:00 A.M., New York City time, of the second day following the Effective Date) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the day following the date of such amendment or supplement) and (ii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time of the Registration Statement in connection with the offering or sale of the Offered Securities (or any other securities relating thereto) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Initial Purchaser and, upon its request, to file such document and to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as the Initial Purchaser may from time to time request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, provided, that during such period the Issuer of the Offered Securities may suspend the effectiveness of any Registration Statement for an aggregate of up to 90 days in any 12 month period if (i) an event occurs of the kind described above in this Section 7(k) and (ii) (A) the Issuer of the Offered Securities determines in good faith that the disclosure of such event at such time would have a material adverse effect on the Issuer of the Offered Securities and its subsidiaries, taken as a whole or (B) the disclosure relates to a previously undisclosed pending material business transaction the disclosure of which would impede the ability of the Issuer of the Offered Securities to consummate such transaction;

               (l) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Issuer of the Offered Securities or the Initial Purchaser, be required by the Securities Act or requested by the Commission;

               (m) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus (excluding any document incorporated by reference in the Prospectus) or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Initial Purchaser and counsel for the Initial Purchaser one business day prior to such filing and obtain the consent of the Initial Purchaser to the filing, which consent shall not be unreasonably withheld;

               (n) As soon as practicable after the Effective Date of the Registration Statement, to make generally available to the Issuer of the Offered Securities' security holders and to deliver to the Initial Purchaser an earnings statement of the Issuer of the Offered Securities and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Issuer of the Offered Securities, Rule 158);

               (o) Not to offer, sell, contract to sell or otherwise dispose of any additional preferred stock of the Issuer of the Offered Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent (which consent shall not be unreasonably withheld) of the Initial Purchaser during the period beginning from the Effective Date and continuing to and including the earlier of (i) the termination of trading restrictions on the Offered Securities, as communicated to the Issuer of the Offered Securities by the Initial Purchaser, and (ii) 30 days following the Effective Date; and

               (p) Subject to the provisions of Section 12(c), so long as the Offered Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Offered Securities and prospective purchasers of the Offered Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

               8. Expenses. (a) Each Issuer agrees to pay the costs incident to the authorization, issuance, sale and delivery of the Preferred Stock and the Depositary Shares issued by it and any taxes payable in that connection, including the fees and expenses of its counsel, the Depositary and the Depositary's Counsel.

               (b) The Issuer of the Offered Securities agrees to pay (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (ii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iii) the fees and expenses of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in Section 7 and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchaser); (iv) any fees charged by securities rating services for rating the Offered Securities; (v) the fees and expenses of its accountants; and (vi) all other costs and expenses incident to the performance of the obligations of the Issuer of the Offered Securities under this Agreement.

               (c) The Initial Purchaser shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Securities which it may sell and the expenses of advertising the offering of the Offered Securities made by the Initial Purchaser.

               9.     Indemnification and Contribution.

               (a) The Issuer of the Offered Securities shall indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Securities, to which the Initial Purchaser, officer, employee or controlling person may become subject, under the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained
(A) in any Preliminary Prospectus, the Registration Statement or in the Prospectus, or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Issuer of the Offered Securities (or based upon any written information furnished by the Issuer of the Offered Securities) specifically for the purpose of qualifying any or all of the Offered Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement or in the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser or such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer of the Offered Securities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or in any such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Issuer of the Offered Securities by or through the Initial Purchaser specifically for inclusion therein and provided pursuant to Section 9(e); and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of the Initial Purchaser, its officers or employees or any person controlling the Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Offered Securities to any person by the Initial Purchaser if the Initial Purchaser failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Issuer of the Offered Securities with Section 7(h). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and the Initial Purchaser shall not be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom the Initial Purchaser had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Issuer of the Offered Securities may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

               (b) The Initial Purchaser shall indemnify and hold harmless the Issuer of the Offered Securities, its officers and employees, each of its directors and each person, if any, who controls the Issuer of the Offered Securities within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer of the Offered Securities or any such director, officer or controlling person may become subject, under the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or in the Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or in the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Issuer of the Offered Securities by or on behalf of the Initial Purchaser specifically for inclusion therein provided pursuant to Section 9(e), and shall reimburse the Issuer of the Offered Securities and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Issuer of the Offered Securities or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Issuer of the Offered Securities or any such director, officer or controlling person.

               (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After written notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 9 and participate in the defense thereof, if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and those officers, employees and controlling persons to be jointly represented by separate counsel or the indemnifying party has failed to assume the defense of such action and employ counsel reasonably acceptable to the indemnified party, and in that event, if the indemnified party gives notice to the indemnifying party that it elects to employ separate counsel at the expense of the indemnifying party, the fees and expenses of such separate counsel shall be paid by the indemnifying party and the indemnifying party shall not be entitled to assume the defense of such action on behalf of such indemnified party. In no event, however, shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegation or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld). If any pending or threatened claim for which indemnification is provided is settled with an indemnifying party's written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer of the Offered Securities on the one hand and the Initial Purchaser on the other from the sale of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer of the Offered Securities, on the one hand, and the Initial Purchaser, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer of the Offered Securities on the one hand and the Initial Purchaser on the other with respect to such sale shall be deemed to be in the same proportion as the total net proceeds from the sale of the Purchased Securities purchased under this Agreement (before deducting expenses) received by both Issuers, on the one hand, and the total compensation received by the Initial Purchaser under Section 3(b), on the other hand, bear to the total gross proceeds from the sale of the Purchased Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer of the Offered Securities or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer of the Offered Securities and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d) any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Purchased Securities purchased by it exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The Initial Purchaser shall provide to the Issuer of the Offered Securities on the Effective Date a letter that specifies the information relating to the offering furnished by or on behalf of the Initial Purchaser specifically for inclusion in the Prospectus and that confirms that such information is correct.

               10. Termination of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by Price REIT prior to the Delivery Date if, prior to that time, any of the events described in Sections 6(h), (i) or (j) shall have occurred or if the Initial Purchaser shall decline to purchase Purchased Securities for any reason permitted under this Agreement.

               11. Initial Purchaser's Expenses. If (a) Price REIT shall fail to tender the Price REIT Preferred Stock for delivery to the Initial Purchaser for any reason permitted under this Agreement (other than failure of the Initial Purchaser to comply with Section 4), or (b) the Initial Purchaser shall decline to purchase the Price REIT Preferred Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), such Issuer shall reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Price REIT Preferred Stock and upon demand Price REIT shall pay the full amount thereof to the Initial Purchaser.

               12. Special Provisions. (a) At any time on or prior to the Repurchase Termination Date, upon not less than three Business Days prior written notice by Price REIT or if the Merger has been consummated by Kimco, to the Initial Purchaser, the Initial Purchaser agrees to sell to Price REIT or if the Merger has been consummated, to Kimco, all shares of Price REIT Preferred Stock or Kimco Depositary Shares owned by the Initial Purchaser at a price of $1,000 per share, plus accrued and unpaid dividends to the date of purchase; provided that such purchase price (other than the portion consisting of accrued and unpaid dividends) is paid solely out of the sale proceeds of equity securities of Price REIT or Kimco, as the case may be, and from no other source. Delivery by the Initial Purchaser of the certificates for Price REIT Preferred Stock or Kimco Depositary Shares, duly endorsed in blank or with stock powers attached, pursuant to this Section 12(a) and payment therefor by wire transfer in immediately available funds shall take place on the date specified in such notice at the office and at the time agreed to by Price REIT or Kimco, as the case may be, and the Initial Purchaser.

               (b) Price REIT agrees that if the Merger is not consummated, the Board of Directors of Price REIT shall adopt a resolution proposing an amendment to the charter of Price REIT that would increase the authorized number of directors of Price REIT to at least nine, provide that the number of directors to be elected by the holders of the Price REIT Preferred Stock in the event of dividend arrearages shall be increased to two, declare such amendment advisable and direct that such amendment be submitted for consideration at the next annual meeting of stockholders of Price REIT.

               (c) The Initial Purchaser agrees not to sell, transfer or otherwise dispose of the Purchased Securities prior to the Repurchase Termination Date, except to (i) an affiliate of the Initial Purchaser which agrees to be bound by all of the provisions of this Agreement [or (ii) with the consent of the Issuer of the Purchased Securities, which consent shall not be unreasonably withheld, one or more QIBs pursuant to Section 4; provided that such QIBs agree to be bound by the provisions of the second introductory paragraph of this Agreement, Section 4, and this Section 12 (excluding Section 12(e)), a registration rights agreement containing customary terms shall have been entered into by the Issuer of the Purchased Securities with respect to the Purchased Securities and such QIBs shall have delivered an agreement containing representations, warranties and agreements, acceptable to the Issuer of the Purchased Securities, similar to those contained in Section 12(e).

               (d) The Initial Purchaser hereby waives any right to appraisal to which it may be entitled in connection with the Merger under Section 3-202 of the MGCL with respect to any shares of Price REIT Preferred Stock owned by it.

               (e) The Initial Purchaser represents, warrants and agrees that:

                      (i) on the Delivery Date, the Initial Purchaser does not
               Constructively Own (as defined below) more than 9.8% of the stock or "ownership interest" (as defined below) in any corporation or partnership listed on the attached Schedule A (each a "Tenant").

                      (ii) the Initial Purchaser will promptly inform Price REIT if the Initial Purchaser has knowledge of its actual or Constructive Ownership (defined below) of more than 9.8% of any voting or other equity interest in any Tenant (the "Tenant Ownership Limit").

                      (iii) on the Delivery Date, to the Initial Purchaser's
               knowledge, no individual Beneficially Owns (as defined below) more than 50% (by value) of the stock of the Initial Purchaser.

                      (iv) the Initial Purchaser is a wholly-owned subsidiary of
               Lehman Brothers Holdings Inc. ("Holdings"); a list of individuals and entities that have filed Schedules 13D and 13G relating to Holdings and each individual's or entity's ownership of Holdings is attached as Schedule B; the Initial Purchaser does not have actual knowledge that the ownership of such individuals or entities in Holdings on the Delivery Date is other than as reflected.

                      (v) for purposes of the these representations, the term
               "Constructively Owns" and "Constructive Ownership" refer to stock or ownership interests which the Initial Purchaser (or another individual or entity) actually owns, as well as stock or ownership interests which the Initial Purchaser (or another individual or entity) is considered to own through the application of section 318 of the Code, as modified by section 856(d)(5) of the Code. Such rules are generally described in Schedule C.

                      (vi) for purposes of the these representations, the term
               "Beneficially Owns" refers to stock the Initial Purchaser (or an individual) actually owns, as well as stock that the Initial Purchaser (or an individual) is considered to own through the application of section 544 of the Code, as modified by section 856(h) of the Code. Such rules are generally described in Schedule C.

                      (vii) the Initial Purchaser does not have actual knowledge that any person who Constructively Owns more than 9.8% in value of the stock of Price REIT which is Constructively Owned by the Initial Purchaser, Constructively Owns an interest in any Tenant which would violate the Tenant Ownership Limit.

                      (viii) (A) the exemption from the Ownership Limit referred to in Section 7(a)(w) is subject to paragraph H.2.(a)(ii) of the Articles Supplementary of Price REIT, and (B) such exemption is not assignable to any other person or entity, and

                      (ix) for purposes of the above representations, the term
               "Ownership Interest" refers to any type of ownership interest in either the assets or net profits of an entity other than a corporation.

               (f) In addition to the legend set forth in the paragraph I of the Articles Supplementary of Price REIT, each certificate for the Price REIT Preferred Stock shall contain the following legend: "The shares evidenced by this certificate were issued pursuant and subject to the terms of a Purchase Agreement dated May 18, 1998, by and between the Price REIT, Inc., LB I Group Inc. and Kimco Realty Corporation (the "Purchase Agreement") which provides, among other things, for certain restrictions on the transferability of the shares evidenced hereby. A copy of the Purchase Agreement will be provided by the company without charge upon request of the holder of this certificate."

               13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                      (a) if to the Initial Purchaser, shall be delivered or
               sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285,
               Attention: Preferred Stock Product Management (Fax:
               212-528-6669);

                      (b) if to Price REIT, shall be delivered or sent by mail,
               telex or facsimile transmission to The Price REIT, Inc., 145 South Fairfax Avenue, Los

               Angeles, California 90036, Attention: Mr. Joseph K. Kornwasser, President and Chief Executive Officer (Fax: (213) 937-8175);

                      (c) if to the Kimco, shall be delivered or sent by mail,
               telex or facsimile transmission to Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York, Attention: Milton Cooper, Chairman of the Board (Fax: (516) 869-7117.

               14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser (including any affiliate thereof to which the Purchased Securities are transferred pursuant to Section 12(c)), Price REIT, Kimco and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of Price REIT and Kimco contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Initial Purchaser, such affiliate and the person or persons, if any, who control the Initial Purchaser or such affiliate within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchaser contained in Section 9 of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Issuer of the Offered Securities and any person controlling the Issuer of the Offered Securities within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Notwithstanding the above, Price REIT shall have the right to assign to a wholly-owned subsidiary of Price REIT the rights and options inuring to the benefit of Price REIT hereunder to repurchase from time to time the outstanding Price REIT Preferred Stock, provided that such assignment shall not relieve or release Price REIT from any obligations hereunder.

               15. Survival. The respective indemnities, representations, warranties and agreements of the Issuers and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of the Purchased Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

               16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

               17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

               18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

               19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

               If the foregoing correctly sets forth the agreement among the Price REIT, Kimco and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.


                                       Very truly yours,

                                       THE PRICE REIT, INC.


                                       By: /s/ LAWRENCE KRONENBERG
                                           -------------------------------------
                                           Name:   Lawrence Kronenberg
                                           Title:  Executive Vice President
                                                   of Finance



                                       KIMCO REALTY CORPORATION


                                       By: /s/ MICHAEL PAPPAGALLO
                                           -------------------------------------
                                           Name:   Michael Pappagallo
                                           Title:  Chief Financial Officer and
                                                   Vice President



Accepted:

LB I GROUP INC.


By: /s/ STEVEN BERKENFELD
    ------------------------------
    Name:   Steven Berkenfeld
    Title:  Vice President

                                   SCHEDULE A

                                 LIST OF TENANTS

A.     Costco Wholesale Corporation/Costco Companies, Inc.

B.     Home Depot U.S.A., Inc.

C.     Homebase, Inc.

D.     The Sports Authority, Inc.

E.     Best Buy Co., Inc.

F.     Levitz Furniture Corporation

G.     Toys 'R' Us-Delaware, Inc.

H.     Homeplace Stores Two, Inc. (Homeplace Stores, Inc.)

I.     G.C. Theatre Corp. of California

J.     Borders, Inc.

K.     Officemax, Inc.

L.     Petsmart, Inc.

M.     Computer City, Inc.

N.     Tandy Corporation (DBA Radio Shack)

O.     Ross Stores, Inc.

P.     Lowe's Home Centers, Inc.

Q.     King Kullen Grocery Co., Inc.

R.     Foodarama Supermarkets, Inc. /Shoprite Stores Group, Inc.

S.     L.A. Fitness, a California Limited Partnership

T.     T.J. Maxx, Inc.

U.     Bally Total Fitness Corporation

V.     Michaels Stores, Inc.

W.     Circuit City Stores, Inc.

X.     Sears, Roebuck and Co.

Y.     Builders Square, Inc.

Z.     Target Shopping Centers, Inc.

AA.    Blockbuster Videos, Inc./Blockbuster Music Retail, Inc.

BB.    Staples, Inc.

                                   SCHEDULE B

                   OWNERSHIP OF LEHMAN BROTHERS HOLDINGS INC.
                        AS SHOWN ON SCHEDULES 13D AND 13G



ENTITY               CLASS          NUMBER        % OF
CLASS
FMR Corp.            Common Stock   7,137,424     6.0%
The Prudential
Insurance
Company of
America              Common Stock   7,079,321     5.9%

American Express     Cumulative
                     Convertible
                     Voting
                     Preferred
                     Stock,
                     Series B       9,163,683     70.7%(1)

                     Redeemable
                     Voting
                     Preferred
                     Stock                928     92.8%

Nippon Life
Insurance
Company              Preferred
                     Stock                 72     7.2%


                     Common Stock   5,487,802     4.6%


--------
(1) If converted these shares would represent approximately 2.4% of the class of Common Stock.

                                   SCHEDULE C

                      CONSTRUCTIVE AND BENEFICIAL OWNERSHIP

        The "Constructive Ownership" provisions of the Code generally provide as follows:

        1. An individual is considered as owning the stock or Ownership Interests that are owned, actually or constructively, by or for his or her spouse, parents,children and grandchildren;

        2. Stock or Ownership Interests that are owned, actually or constructively, by or for a partnership or estate are considered as owned proportionately by the partners or beneficiaries of such partnership or estate;

        3. Stock or Ownership Interests that are owned, actually or constructively, by or for a partner which actually or constructively owns a 25% or greater capital or profits interest in a partnership or a beneficiary of an estate or trust (other than an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code) shall be considered as owned by such partnership, estate or trust (or, in the case of a grantor trust, the grantor(s));

        4. Stock or Ownership Interests that are owned, actually or constructively, by or for a trust (other than an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code) are considered as owned by such trust's beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a "grantor trust", as defined in sections 671 through 679 of the Code, such stock or Ownership Interests will be considered as owned by the grantor(s));

        5. If ten percent (10%) or more in value of the stock of a corporation is owned, actually or constructively, by or for any person, such person be considered as owning the stock or Ownership Interests that are owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all stock in such corporation;

        6. If ten percent (10%) or more in value of the stock of a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the stock or Ownership Interests that are owned, actually or constructively, by or for such person;

        7. If any person has an option to acquire stock or Ownership Interests (including an option to acquire an option or any one of a series of such options), such stock or Ownership Interest shall be considered as owned by such person;

        8. Stock or Ownership Interests that are constructively owned by a person by reason of the application of the rules described in subparagraphs 1 through 7 above shall, for purposes of applying subparagraphs 1 through 7, be considered as actually owned by such person, provided, however,that (i) stock or Ownership Interests constructively owned by an individual by reason of subparagraph 1 shall not be considered as owned by such individual for purposes of again applying subparagraph 1 in order to make another the constructive owner of such stock, (ii) stock or Ownership Interests constructively owned by a partnership, estate, trust or corporation by reason of the application of subparagraphs 3 or 6 shall not be considered as owned by it for purposes of applying subparagraphs 2, 4 or 5 in order to make another the constructive owner of such stock,
                (iii) if stock or Ownership Interests may be considered as owned by an individual either under subparagraphs 1 or under 7, it shall be considered a owned by such individual solely under subparagraph 7, and (iv) for purposes of the above described rules, an S-corporation shall be treated as a partnership and any shareholder of such S-corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S-corporation is constructively owned by any person.

        The "Beneficial Ownership" provisions of the Code generally provide as follows:

        1. Stock owned actually or constructively by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by its shareholders, partners or beneficiaries;

        2. An individual shall be considered as owning the stock owned, actually or constructively, by or for his or her family - for purposes of this subparagraph 2, the family of an individual includes only his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants;

        3. If any person has an option to acquire stock, such stock shall be considered as owned by such person - for purposes of this subparagraph 3, an option to acquire such an option, and each one of a series of options, shall be considered as an option to acquire such stock;

        4. Stock constructively owned by a person by reason of the application of subparagraphs 1 or 3, shall for purposes of applying subparagraphs 1 or 2, be treated as actually owned by such person; but stock constructively owned by an individual by reason of the application of subparagraph 2 shall not be treated as owned by such individual for purposes of again applying such subparagraph in order to make another the constructive owner of such stock;

        5. If stock may be considered as owned by an individual under either subparagraph 2 or 3 above, it shall be considered as owned by such individual under subparagraph 3; and

        6. Outstanding securities convertible into stock (whether or not convertible during the taxable year) shall be considered as outstanding stock.

        7. Subparagraphs 2, 3 and 6 shall only be applied if the effect is to cause five or fewer individuals (defined in section 542 of the Code to include certain entities) to own, actually or constructively, more than fifty percent (50%) of Price REIT's outstanding stock during the last half of any of its taxable years commencing with the Price REIT's taxable year ending December 31, 1998.

                                                                       EXHIBIT A


                             ARTICLES SUPPLEMENTARY

                                       OF

                              THE PRICE REIT, INC.

        The Price REIT, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with Article IV, subparagraph (d) of the Charter of the Corporation, including these Articles Supplementary (the "Charter"), the Board of Directors and the Executive Committee thereof, at special meetings held on April 29, 1998 and May 14, 1998, adopted resolutions reclassifying 65,000 shares of Preferred Stock (as defined in the Charter) as a separate class of Preferred Stock, designated as "Class A Floating Rate Cumulative Preferred Stock," par value $.01 per share ("Class A Preferred Stock"), with the rights granted to or imposed thereupon, including the dividend rate, conversion rights, voting rights and liquidation preference set forth below:

                CLASS A FLOATING RATE CUMULATIVE PREFERRED STOCK

A.      CERTAIN DEFINITIONS.

        Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Charter in respect of the Class A Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

        ADDITIONAL DIVIDEND. The term "Additional Dividend" shall mean (A) with respect to the first Additional Dividend Period, the Base Additional Dividend,
(B) with respect to the second Additional Dividend Period, the Base Additional Dividend multiplied by two, (C) with respect to the third Additional Dividend Period, the Base Additional Dividend multiplied by three, (D) with respect to the fourth Additional Dividend Period, the Base Additional Dividend multiplied by four and (E) with respect to the fifth Additional Dividend Period and all such subsequent Additional Dividend Periods, the Base Additional Dividend multiplied by five, which amount shall be the maximum Additional Dividend. Upon the cure of a Registration Default, the Additional Dividend shall be reset at the Base Additional Dividend for the first subsequent Additional Dividend Period.

        ADDITIONAL DIVIDEND PERIOD. The term "Additional Dividend Period" shall mean each of (i) the seven day period following a Registration Default during which such Registration Default continues to exist, and (ii) each subsequent seven day period during which the Registration Default continues to exist for the entire seven day period.

        BASE ADDITIONAL DIVIDEND. The term "Base Additional Dividend" shall mean an amount equal to the product of (A) 0.0005, (B) the Liquidation Preference of the shares of Class A Preferred Stock held by the relevant holder thereof and
(C) 7/360.

        BENEFICIAL OWNERSHIP. The term "Beneficial ownership" shall mean ownership of Stock by a Person who is or would be treated as an owner of such Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. In addition, "Beneficial ownership" shall include ownership of Stock by a Person who meets any one of the tests for beneficial ownership as set forth under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The terms "Beneficial owner," "Beneficially own," "Beneficially owns" and "Beneficially owned" shall have the correlative meanings.

        BUSINESS DAY. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        CALCULATION AGENT. The term "Calculation Agent" shall mean any calculation agent selected by the Corporation with respect to the Class A Preferred Stock, in its capacity as calculation agent.

        CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        COMMON EQUITY. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

        COMMON STOCK. The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

        CONSTRUCTIVE OWNERSHIP. The term "Constructive ownership" shall mean ownership of Stock by a Person who is or would be treated as an owner of such Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive owner," "Constructively own," "Constructively owns" and "Constructively owned" shall have the correlative meanings.

        DEPOSITARY SHARES. The term "Depositary Shares" shall mean the Depositary Shares each representing a one-tenth (1/10) fractional interest in a share of Class A Preferred Stock.

        DETERMINATION DATE. The term "Determination Date" shall have the meaning set forth in subparagraph (3)(a) of paragraph (B) below.

        DIVIDEND AMOUNT. The term "Dividend Amount" shall have the meaning set forth in subparagraph (4) of paragraph (B) below.

        DIVIDEND PAYMENT DATE. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

        DIVIDEND PERIOD. The term "Dividend Period" with respect to a share of Class A Preferred Stock shall mean the period from, and including, the Issue Date to, and including, the first Dividend Payment Date, and thereafter, each quarterly period from, and including, a Dividend Payment Date to, and including, the next Dividend Payment Date.

        DIVIDEND RATE. The term "Dividend Rate" shall have the meaning set forth in subparagraph (3) of paragraph (B) below.

        INDEX MATURITY. The term "Index Maturity" shall have the meaning set forth in subparagraph (3)(b) of paragraph (B) below.

        IRS.  The term "IRS" means the United States Internal Revenue Service.

        ISSUE DATE. The term "Issue Date" shall mean the date that the Class A Preferred Stock is first issued by the Corporation.

        JUNIOR STOCK. The term "Junior Stock" shall mean, as the case may be,
(i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class A Preferred Stock shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class A Preferred Stock shall have received the entire amount to which such Class A Preferred Stock is entitled upon such liquidation, dissolution or winding up.

        KIMCO. The term "Kimco" shall mean Kimco Realty Corporation, a Maryland corporation.

        LIQUIDATION PREFERENCE. The term "Liquidation Preference" shall mean One Thousand Dollars ($1,000.00) per share of Class A Preferred Stock.

        MARKET DAY. The term "Market Day" shall mean any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York and London, England.

        MERGER. The term "Merger" shall mean the merger of the Corporation with and into REIT Sub contemplated by the Merger Agreement.

        MERGER AGREEMENT. The term "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of January 13, 1998, by and among the Corporation, Kimco and REIT Sub, as such agreement has been and may be amended from time to time.

        OWNERSHIP LIMIT. The term "Ownership Limit" shall mean 9.8% by value of the outstanding Stock of the Corporation.

        PARITY STOCK. The term "Parity Stock" shall mean, as the case may be,
(i) any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Class A Preferred Stock or (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class A Preferred Stock.

        PAYING AGENT. The term "Paying Agent" shall mean any paying agent appointed by the Corporation with respect to the Class A Preferred Stock, in its capacity as paying agent.

        PERSON. The term "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Class A Preferred Stock (or Depositary Shares) provided that the ownership of such shares of Class A Preferred Stock (or Depositary Shares) by such underwriter would not result in the Corporation's being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation's failing to qualify as a REIT.

        PURCHASE AGREEMENT. The term "Purchase Agreement" shall mean that certain Purchase Agreement by and among the Corporation, Kimco and LB I Group Inc., dated as of May 18, 1998.

        PURPORTED BENEFICIAL TRANSFEREE. The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to the Corporation as trustee of a trust, as provided in the third paragraph of Section 1 of Article IX of the Charter or subparagraph H(2)(b) hereof, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class A Preferred Stock, if such Transfer had been valid under paragraph H hereof.

        PURPORTED RECORD TRANSFEREE. The term "Purported Record Transferee" shall mean, with respect to any Purported Transfer (or other event) which results in a transfer to the Corporation as trustee of a trust, as provided in the third paragraph of Section 1 of Article IX of the Charter or subparagraph H(2)(b) hereof, the record holder of the shares of Class A Preferred Stock if such Transfer had been valid under paragraph H hereof.

        REGISTRATION DEFAULT. The term "Registration Default" shall mean the first to occur of the following events: (i) the Registration Statement (as defined in the Purchase Agreement) has not been filed with the Securities and Exchange Commission on or prior to the 30th day following the Repurchase Termination Date (as defined in the Purchase Agreement), (ii) the Registration Statement (as defined in the Purchase Agreement) has not been declared effective on or prior to the 100th day after the Repurchase Termination Date (as defined in the Purchase Agreement), or (iii) the Registration Statement required to be filed by the Purchase Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective on or before the fifth Business Day following the Registration Default, provided, that, if such post-effective amendment is required because of a change in the Plan of Distribution such post-effective amendment shall have been filed and declared effective within 15 Business Days of the Registration Default.

        REFERENCE BANKS. The term "Reference Banks" shall have the meaning set forth in subparagraph (3)(b) of paragraph (B) below.

        REIT. The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

        REIT SUB. The term "REIT Sub" shall mean REIT Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Kimco, formed in connection with the Merger.

        RECORD DATE. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

        RESTRICTION TERMINATION DATE. The term "Restriction Termination Date" shall mean the first day after the Issue Date on which (i) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (ii) such determination is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the shares of the Corporation's capital stock outstanding and entitled to vote thereon.

        SENIOR STOCK. The term "Senior Stock" shall mean, as the case may be,
(i) any class or series of stock of the Corporation created after the Issue Date ranking senior to the Class A Preferred Stock in respect of the right to receive dividends or (ii) any class or series of stock of the Corporation created after the Issue Date ranking senior to the Class A Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

        STOCK. The term "Stock" shall have the meaning set forth in Article IX,
Section 4(d) (as amended from time to time) of the Charter.

        SUBSEQUENT DIVIDEND PERIOD. The term "Subsequent Dividend Period" shall have the meaning set forth in subparagraph (3) of paragraph (B) below.

        TELERATE PAGE 3750. The term "Telerate Page 3750" shall mean the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London, England interbank offered rates of major banks).

        3-MONTH LIBOR. The term "3-Month LIBOR" shall have the meaning set forth in subparagraph (3)(b) of paragraph (B) below.

        TRANSFER. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Class A Preferred Stock or Depositary Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Class A Preferred Stock or Depositary Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Class A Preferred Stock or Depositary Shares), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive ownership of Class A Preferred Stock or Depositary Shares), and whether such transfer has occurred by operation of law or otherwise.

B.      DIVIDENDS.

        1. The record holders of Class A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable with respect to each outstanding share of Class A Preferred Stock by the Corporation in cash at the Dividend Rate in respect of the Liquidation Preference. The Dividend Rate for the initial Dividend Period will be 7.68% per annum and for each Subsequent Dividend Period will be the rate determined in accordance with subparagraph (3) below.

        2. Dividends on each outstanding share of Class A Preferred Stock shall accrue and be cumulative from the Issue Date. Such dividends will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on the last day of each of January, April, July and October of each year (each, a "Dividend Payment Date"), commencing on July 31,

1998. In addition, any Additional Dividend shall be payable pursuant to subparagraph (4) below. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Class A Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on shares of Class A Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable.

        3. The Dividend Rate ("Dividend Rate") for any Dividend Period commencing after the initial Dividend Period (each, a "Subsequent Dividend Period") will be a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus 2.00%. "3-Month LIBOR" means the London, England interbank offered rate for three-month, U.S. dollar deposits and, with respect to any Subsequent Dividend Period, will be calculated by the Calculation Agent, as follows:

               (a) On the second Market Day preceding the commencement of such Subsequent Dividend Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than $1,000,000 for a period of three months (the "Index Maturity"), commencing on the first day of such Subsequent Dividend Period (or, if such day is not a Market Day, the next succeeding Market
        Day), which appears on Telerate Page 3750 as of 11:00 a.m., London, England time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Subsequent Dividend Period will be determined as described in (b) below.

               (b) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (a) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity that appears on the display designated as "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London, England interbank offered rates of major banks)("Reuters Screen LIBO Page") as of 11:00 a.m., London, England time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London, England selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London, England time, on such Determination Date for deposits in U.S. dollars to prime banks in the London, England interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

               (c) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs (a) and (b) above, 3-Month LIBOR for such Dividend Period shall be 3-Month LIBOR as determined on the previous Determination Date.

               (d) Each calculation in respect of the Class A Preferred Stock will be rounded, if necessary, to the nearest one ten-thousandth of a percentage, with five hundred thousandths being rounded upwards.

        4. The Calculation Agent shall, as soon as practicable after 11:00 a.m., London, England time, on each Determination Date, determine the Dividend Rate and inform the Paying Agent. The Paying Agent will calculate the amount of dividends payable in respect of the following Dividend Period (the "Dividend Amount"). The Dividend Amount for each share of Class A Preferred Stock shall be calculated by (i) applying the Dividend Rate to the Liquidation Preference for such share of Class A Preferred Stock outstanding during the Dividend Period,
(ii) multiplying such amount by the actual number of days such share was outstanding during the Dividend Period concerned (which actual number of days shall include the first day but exclude the last day of such Dividend Period),
(iii) dividing by 360 and (iv) rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards).

        5. Within one Business Day of the occurrence of a Registration Default the Corporation will notify the holder of the shares of Class A Preferred Stock of such Registration Default. In the event of a Registration Default, the applicable Additional Dividend shall accrue and be cumulative with respect to each outstanding share of Class A Preferred Stock on the last day of any respective Additional Dividend Period. Any accrued Additional Dividends shall be payable at each Dividend Payment Date in the same manner as set forth in subparagraph (2) above. Upon the cure of all Registration Defaults, the accrual of Additional Dividends will cease unless and until a new Registration Default shall occur.

        6. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of the provisions relating to the payment and calculation of dividends on the Class A Preferred Stock, whether by Reference Banks (or any of them) or the Calculation Agent or Paying Agent, will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on the Corporation and all of the holders of the Class A Preferred Stock and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Calculation Agent or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion. None of the Paying Agent, the Calculation Agent or the Corporation (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (A) the selection of any Reference Bank or (B) any inability to retain major banks in the London, England interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

        7. If any shares of Class A Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking junior to or on a parity with the Class A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class A Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Class A Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Class A Preferred Stock, all dividends declared upon the shares of the Class A Preferred Stock and any other such class or series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Class A Preferred Stock and such class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Class A Preferred Stock and such class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class A Preferred Stock which may be in arrears.

        8. Except as provided in subparagraph (7) of this paragraph (B), unless full cumulative dividends on the Class A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in common stock or other stock ranking junior to the Class A Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the affairs of the Corporation) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon any Junior Stock or Parity Stock nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for other stock of the Corporation ranking junior to the Class A Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

        9. Notwithstanding anything contained herein to the contrary, no dividends on shares of Class A Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

        10. If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Class A Preferred Stock shall be the amount that the total dividends paid or made available to the holders of the Class A Preferred Stock for the year bears to the Total Dividends.

        11. Notwithstanding any provision to the contrary herein, the Board of Directors may, in its sole discretion, (i) declare a special Record Date with respect to the portion of the initial Dividend Period prior to the Merger and
(ii) may pay a dividend on the Corporation's shares of Common Stock for the period prior to the Merger notwithstanding the fact that the first Dividend Payment Date for the Class A Preferred Stock will be July 31, 1998.

C.      DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

        1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any class or series of stock ranking senior to the Class A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, but before any distribution or payment shall be made to the holders of any class or series of stock ranking junior to the Class A Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class A Preferred Stock and the corresponding amounts payable on each class or series of stock ranking on a parity with the Class A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of the Class A Preferred Stock and all such stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the



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

Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (C).

D.      [Reserved]

E.      NO CONVERSION.

        Except insofar as may be provided in the Charter (including these Articles Supplementary) to preserve the Corporation's status as a REIT, the Class A Preferred Stock is not convertible into, or exchangeable for, any other properties or securities of the Corporation.

F.      VOTING RIGHTS.

        1. The holders of record of shares of Class A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (F). So long as any shares of Class A Preferred Stock are outstanding, the Corporation shall not, without either (a) the affirmative vote of the holders of at least two-thirds (2/3) of the shares of the Class A Preferred Stock, outstanding at the time, given in person or by proxy, at a meeting (such Class A Preferred Stock voting separately as a class) or (b) the unanimous written consent of all of the holders of shares of Class A Preferred Stock, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock, or reclassify any authorized stock into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Stock; or (ii) amend or repeal the provisions of the Charter in respect of the Class A Preferred Stock so as to materially and adversely affect any right, preference, privilege or voting power of the Class A Preferred Stock or the holders thereof; provided, however, that, and without limiting the generality of the foregoing, neither (y) the creation or issuance of any other class or series of Preferred Stock, or any increase in the amount of authorized shares of Preferred Stock or authorized shares of the Class A Preferred Stock, in each case ranking on a parity with or junior to the Class A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, nor (z) the conversion of the Class A Preferred Stock into preferred stock of Kimco in the Merger, such Kimco preferred stock generally on terms described in the form of Articles Supplementary attached to the Purchase Agreement, but which may be evidenced by depositary shares, shall be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        2. (a) In the event that the Corporation's Charter and Bylaws limit the maximum number of directors of the Corporation to eight (8) or fewer, the following paragraph shall apply and subparagraph 2(b) below shall not apply: If and whenever dividends payable on Class A Preferred Stock or any Parity Stock shall be in arrears for six (6) or more Dividend Periods, regardless of whether such Dividend Periods are consecutive, then the holders of Class A Preferred Stock (voting separately as a class with such other class or series of Parity Stock as provided in subparagraph (6) of this paragraph (F)) shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect one (1) additional director. Upon election, such



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
director shall become a director of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by one.

               (b) In the event that the Corporation's Charter and Bylaws do not limit or limit the maximum number of directors of the Corporation to nine (9) or more, the following paragraph shall apply and subparagraph 2(a) above shall not apply: If and whenever dividends payable on Class A Preferred Stock or any Parity Stock shall be in arrears for six (6) or more Dividend Periods, regardless of whether such Dividend Periods are consecutive, then the holders of Class A Preferred Stock (voting separately as a class with such other class or series of Parity Stock as provided in subparagraph (6) of this paragraph (F)) shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) additional directors. Upon election, such directors shall become directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by two.

        3. Whenever the voting right described in subparagraph (2) of this paragraph (F) shall have vested, such right may be exercised initially either at a special meeting of the holders of Class A Preferred Stock and any Parity Stock entitled to vote as provided in subparagraph (6) of this paragraph (F), called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors and, thereafter, at such annual meetings or by the written consent of the holders of Class A Preferred Stock and any such Parity Stock. Such right of the holders of Class A Preferred Stock to elect a director (or directors) together with the holders of any such Parity Stock may be exercised until all dividends to which the holders of Class A Preferred Stock and any such Parity Stock shall have been entitled for (i) all previous Dividend Periods and (ii) the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Class A Preferred Stock together with holders of any such Parity Stock to elect a director (or directors) shall cease, the term of such director(s) previously elected shall, upon the resignation thereof, thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

        4. At any time when the voting right described in subparagraph (2) of this paragraph (F) shall have vested in the holders of Class A Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Class A Preferred Stock together with the holders of any Parity Stock entitled to vote as provided in subparagraph (6) of this paragraph (F). Such meeting shall be held on the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30)



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
days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class A Preferred Stock then outstanding may designate in writing a holder of Class A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph (F). Notwithstanding the provisions of this paragraph (F), however, no such special meeting shall be called if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders.

        5. If a director so elected by the holders of Class A Preferred Stock and any Parity Stock shall cease to serve as a director before his/her term shall expire, the holders of Class A Preferred Stock together with the holders of such Parity Stock may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

        6. If, at any time when the holders of Class A Preferred Stock are entitled to elect a director (or directors) pursuant to the foregoing provisions of this paragraph (F), the holders of any one or more classes or series of Parity Stock are entitled to elect one or more directors by reason of any default or event specified in the Charter, as in effect at the time, and if the terms for such classes or series of Parity Stock so provide, then the voting rights of the Class A Preferred Stock and the one or more classes or series of Parity Stock then entitled to vote shall be combined (with each having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Class A Preferred Stock and of all such classes or series of Parity Stock then entitled to so vote, voting together as a class, shall elect such directors. If the holders of any such classes or series of Parity Stock have elected such directors prior to the happening of the default or event providing for the election of directors by the holders of Class A Preferred Stock, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in subparagraph (4) of paragraph (F) above, then a new election shall be held with all such classes or series of Parity Stock and the Class A Preferred Stock voting together as a single class for such director(s), resulting in the termination of the term of such previously elected director(s) upon the election of such new director(s). If the holders of any such classes or series of Parity Stock are entitled to elect in excess of one director (or, if the provisions of subparagraph 2(b) apply, two directors), the Class A Preferred Stock shall not participate in the election of more than one (or, if the provisions of subparagraph 2(b) apply, two) such director(s), and such director(s) whose term(s) first expire(s) (or in the event that such terms expire at the same time, the director who as among the directors is youngest in age) shall be deemed to be the director(s) elected by the holders of Class A Preferred Stock; provided that if at the expiration of such term(s) the holders of Class A Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph (F), then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph
(3) of this paragraph (F)) of holders of Class A Preferred Stock for the purpose of electing a replacement director (or, if the provisions of subparagraph 2(b) apply, two directors)(in accordance with the provisions of this paragraph (F)) to be held at or prior to the time of expiration of the expiring term referred to above.

        7. In any matter in which the Class A Preferred Stock is entitled to vote (as expressly provided herein), including any action by written consent, each share of Class A Preferred Stock shall (except as provided in subparagraph 6 of this paragraph (F)) be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Class A Preferred Stock, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling up to ten (10) votes per share of Class A Preferred Stock).

G.      EXCLUSION OF OTHER RIGHTS.

        Except as may otherwise be required by law, but without prejudice to any contractual obligations existing from time to time between the holders of the Class A Preferred Stock and the Corporation, the shares of Class A Preferred Stock shall not have any rights granted to or imposed thereupon, including as to dividends, preferences, conversion rights or voting rights, other than those specifically set forth in the Charter (including these Articles Supplementary), nor shall the shares of Class A Preferred Stock have preemptive or subscription rights. The Class A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption.

H.      RESTRICTIONS ON OWNERSHIP AND TRANSFER.

        1. Application of Charter Provisions. The Class A Preferred Stock constitutes a class of Preferred Stock of the Corporation, and Preferred Stock constitutes Stock of the Corporation. Therefore, the Class A Preferred Stock, being Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter of the Corporation applicable to Stock generally, including, but not limited to the terms and conditions (including exceptions and exemptions) of Article IX of the Charter applicable to Stock. The foregoing sentence shall not be construed to limit the applicability to the Class A Preferred Stock of any other term or provision of the Charter, including the additional restrictions on ownership and transfer provided for under subparagraph (2) of this paragraph (H), below.

        2. Restriction on Ownership and Transfers.

               (a) In addition to the restrictions on ownership and transfer otherwise provided in Article IX of the Charter, from the Issue Date and prior to the Restriction Termination Date:

                      (i) except as provided in subparagraph 6 below, no Person shall Beneficially or Constructively own Class A Preferred Stock such that such Person would Beneficially or Constructively own Stock in excess of the Ownership Limit; and

                      (ii) no Person shall Beneficially or Constructively own Class A Preferred Stock to the extent that such Beneficial or Constructive ownership would result in the Corporation's being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

               (b)    except as provided in subparagraph 6 below,

                      (i) if any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange ("NYSE")) or other event occurs that, if effective, would result in any Person's Beneficially or Constructively owning shares of Class A Preferred Stock in violation of subparagraph H(2)(a) hereof, then (A) if such Transfer or other event constitutes a Disqualifying Event within the meaning of
Article IX of the Charter, the provisions of Article IX will apply to such Transfer or other event, and (B) if such Transfer or other event does not constitute a Disqualifying Event within the meaning of Article IX of the Charter, such Transfer or other event shall be deemed to constitute a Disqualifying Event for purposes of Article IX of the Charter, and the provisions thereof shall apply as though a Disqualifying Event had occurred thereunder. If the event that results in a violation of paragraph H(2)(a) hereof is not a Transfer, then the number of shares of Class A Preferred Stock owned by any Person that results in such violation of paragraph H(2)(a) hereof shall be transferred to a trust as though required to be so transferred under Article IX of the Charter. Notwithstanding anything herein to the contrary, the Corporation shall not have any right, pursuant to these Articles Supplementary, to redeem such shares held in trust insofar as the inclusion herein of provisions to that effect would violate the prohibition on the preferred stock's being redeemable as provided in the last sentence of paragraph (d) of Article IV of the Charter.

                      (ii) In the event that shares of Class A Preferred Stock are transferred to the Corporation as trustee of a trust pursuant to paragraph H(2)(b)(i) hereof and Article IX of the Charter, and alternative arrangements are not agreed upon by and between the Corporation and the Person whose shares of Class A Preferred Stock are transferred to the Corporation as trustee of a trust within 10 Business Days, such Person may transfer their interest in the trust to any other Person (provided that such transfer is not to the Corporation and does not otherwise violate Section 1 of Article IX of the Charter or Paragraph H(2)(a) hereof) at a price not in excess of (A) if such transfer to the Corporation as trustee of a trust resulted from a Transfer, the price paid or to be paid by the purported transferee of such shares or (B) if such transfer to the Corporation as trustee of a trust resulted from an event that was not a Transfer, the Market Value

(as defined below) of the shares transferred to the Corporation as trustee of a trust on the date of the event that resulted in the transfer of such shares to the Corporation as a trustee of such trust. Upon such transfer of the interest in the trust, the trustee shall distribute the number of shares of Class A Preferred Stock represented by that interest to the transferee of such Person.

                      (iii) For purposes of this paragraph H(2)(b), "Market Value" means the closing sale price for a share of Class A Preferred Stock on the last business day immediately preceding the day on which any shares of Class A Preferred Stock are transferred to the Corporation as trustee of a trust pursuant to paragraph H(2) or Article IX of the Charter, for such share on the NASDAQ National Market System as reported in the Wall Street Journal, or if not available, the New York Times; or if such shares are not quoted on the NASDAQ National Market System, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed as reported in the Wall Street Journal, or if not available, the New York Times; or, if such shares are not listed on any such exchange, the closing bid quotation with respect to a share of such Class A Preferred Stock on the last business day immediately preceding the day on which any shares of Class A Preferred Stock are transferred to the Corporation as trustee of a trust pursuant to paragraph H(2) or Article IX of the Charter, on the NASDAQ Automated Quotations System or any similar system then in use or, as reported in the Wall Street Journal or, if not available, the New York Times; or if no such quotations are available, the fair market value of a share of such Class A Preferred Stock as determined by the Board of Directors in good faith, on the last business day immediately preceding the day on which any shares of Class A Preferred Stock are transferred to the Corporation as trustee of a trust pursuant to paragraph H(2) or Article IX of the Charter.

        3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Class A Preferred Stock in violation of this paragraph H, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a trust results hereunder or under the third paragraph of Section 1 of Article IX of the Charter, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

        4. Owners Required to Provide Information. From the Issue Date and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial owner or Constructive owner of shares of Class A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Class A Preferred Stock for a beneficial owner or Beneficial owner or Constructive owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial owner or Constructive owner of shares of Class A Preferred Stock and each Person (including the stockholder of record) who is holding shares of Class A Preferred Stock for a beneficial owner or Beneficial owner or Constructive owner shall, on demand, be required to disclose to the

Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of Class A Preferred Stock on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided from time to time in these Articles Supplementary or the Charter or as otherwise permitted by the Board of Directors.

        5. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this paragraph H and including any definition contained in paragraph A hereof, the Board of Directors shall have the power to determine the application of the provisions of this paragraph H with respect to any situation based on the facts known to it (subject, however, to the provisions of the Charter). In the event this paragraph H requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this paragraph H. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in the third paragraph of Section 1 of Article IX of the Charter) acquired Beneficial or Constructive ownership of Class A Preferred Stock in violation of this paragraph H, such remedies (as applicable) shall apply first to the shares of Class A Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Class A Preferred Stock which, but for such remedies, would have been Beneficially owned or Constructively owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Class A Preferred Stock based upon the relative number of the shares of Class A Preferred Stock held by each such Person.

        6.     Exceptions.

               (a) Subject to subparagraph (2)(a)(ii) of this paragraph H above, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person's Beneficially owning shares of Class A Preferred Stock in excess of the Ownership Limit established pursuant to these Articles Supplementary if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial ownership of such shares of Class A Preferred Stock will violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and in any event agrees that such exemption will remain subject to, and not constitute an exemption from the provisions and limitations provided for under, subparagraph (2)(a)(ii) of paragraph (H).

               (b) Subject to Subparagraph (2)(a)(ii) of this paragraph H, the Board of' Directors, in its sole discretion, may exempt a Person from the limitation on a Person's Constructively owning Class A Preferred Stock in excess of the Ownership Limit if such Person does not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that such exemption will remain subject to, and not constitute an exemption from the provisions and limitations provided for under, subparagraph(2)(a)(ii) of paragraph (H). Notwithstanding the foregoing, the inability of a Person to make the certification described in this subparagraph 6(b) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively owning Class A Preferred Stock in excess of 9.8% of the outstanding shares of Class A Preferred Stock if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Class A Preferred Stock to which this sentence applies.

               (c) Prior to granting any exception pursuant to subparagraph 6(b) of this paragraph H, the Board of Directors may require a ruling from the IRS, or an opinion of counsel, or other evidence, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

I.      LEGEND.

        Each certificate for Class A Preferred Stock shall bear substantially the following legend:

        "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

        "The shares of Class A Preferred Stock represented by this certificate are subject to restrictions on Beneficial and Constructive ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Code. Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively own Class A Preferred Stock such that such Person would Beneficially or Constructively own Stock in excess of the Ownership Limit, (ii) no Person may Beneficially or Constructively own shares of Class A Preferred Stock that would result in the Corporation's being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Class A Preferred Stock if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 persons. Any person who Beneficially or Constructively owns or attempts to Beneficially or Constructively own shares of Class A Preferred Stock which causes or will cause a Person to Beneficially or Constructively own shares of Class A Preferred Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Class A Preferred Stock represented hereby may be transferred to the Corporation as trustee of a trust. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a transfer or other event may violate certain of the restrictions set forth in the Charter above, some of which are described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All terms in this legend that are defined in the Charter of the Corporation, including the Articles Supplementary establishing the terms of the Class A Preferred Stock, shall have the meanings ascribed to them in the Charter or Articles Supplementary of the Corporation, as the same may be amended from time to time, a copy of which will be sent without charge to each Stockholder that so requests."

J.      HEADINGS OF SUBDIVISIONS.

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

K.      SEVERABILITY OF PROVISIONS.

        If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Class A Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Class A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Class A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

L.      REGISTRATION AS DEPOSITARY SHARES.

        Shares of Class A Preferred Stock may be registered in the form of Depositary Shares representing a one-tenth fractional interest in a share of Class A Preferred Stock on such terms and conditions as may be provided for in any agreement binding upon the Corporation (whether directly or through merger with any other corporation).

               SECOND: The shares of Class A Preferred Stock have been reclassified by the Board of Directors under a power contained in the Charter.

               THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

               FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

               IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 18th day of May, 1998.



ATTEST:                                THE PRICE REIT, INC.



   /s/ George Jezek                    /s/ Joseph K. Kornwasser
----------------------------           -----------------------------------------
George Jezek                           Joseph K. Kornwasser
Secretary                              Chief Executive Officer and President

                                                                       EXHIBIT B


                             ARTICLES SUPPLEMENTARY

                                       OF

                            KIMCO REALTY CORPORATION



        Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


               FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with Article IV.D. of the charter of the Corporation, including these Articles Supplementary (the "Charter"), the Board of Directors, by unanimous written consent dated _____, 1998, adopted resolutions reclassifying 65,000 shares (the "Shares") of Preferred Stock (as defined in the Charter) as a separate class of Preferred Stock, Class E Floating Rate Cumulative Preferred Stock, $1.00 par value per share ("Class E Preferred Stock"), and reclassifying 65,000 shares (the "Class E Excess Shares") of Preferred Stock (as defined in the Charter) as a separate class of stock, Class E Excess Preferred Stock, $1.00 par value per share ("Class E Excess Preferred Stock"), each with the preferences, conversion and other rights voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption set forth below:


                Class E Floating Rate Cumulative Preferred Stock


A.      Certain Definitions.

        Unless the context otherwise requires, the terms defined in this paragraph (A) shall have, for all purposes of the provisions of the Charter in respect of the Class E Preferred Stock, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).


        Additional Dividend. The term "Additional Dividend" shall mean (A) with respect to the first Additional Dividend Period, the Base Additional Dividend,
(B) with respect to the second Additional Dividend Period, the Base Additional Dividend multiplied by two, (C) with respect to the third Additional Dividend Period, the Base Additional Dividend multiplied by three, (D) with respect to the fourth Additional Dividend Period, the Base Additional Dividend multiplied by four and (E) with respect to the fifth Additional Dividend Period and all such subsequent Additional Dividend Periods, the Base Additional Dividend multiplied by five, which amount shall be the maximum Additional Dividend. Upon the cure of a Registration Default, the Additional Dividend shall be reset at the Base Additional Dividend for the first subsequent Additional Dividend Period.

        Additional Dividend Period. The term "Additional Dividend Period" shall mean each of (i) the seven day period following a Registration Default during which such Registration Default continues to exist, and (ii) each subsequent seven day period during which the Registration Default continues to exist for the entire seven day period.

        Aggregate Ownership Limit. The term "Aggregate Ownership Limit" shall mean 9.8% in value of all the outstanding Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes thereof.

        Base Additional Dividend. The term "Base Additional Dividend" shall mean an amount equal to the product of (A) 0.0005, (B) the Liquidation Preference of the shares of Class E Preferred Stock held by the relevant holder thereof and
(C) 7/360.

        Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of stock by a Person who is or would be treated as an owner of stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. In addition "Beneficial Ownership" shall include ownership of Capital Stock by a Person who meets any one of its tests for beneficial ownership as set forth under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        Beneficiary. The term "Beneficiary" shall mean the beneficiary of the Trust as determined pursuant to subparagraph (11)(d)(1) of paragraph (G) below.

        Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

        Calculation Agent. The term "Calculation Agent" shall mean any calculation agent selected by the Corporation with respect to the Class E Preferred Stock, in its capacity as calculation agent.

        Capital Stock. The term "Capital Stock" shall mean all classes of series of stock of the Corporation, including, without limitation, Common Equity, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock.

        Class A Preferred Stock. The term "Class A Preferred Stock" shall mean the 7 3/4% Class A Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

        Class B Preferred Stock. The term "Class B Preferred Stock" shall mean the 8 1/2% Class B Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

        Class C Preferred Stock. The term "Class C Preferred Stock" shall mean the 8 3/8% Class C Cumulative Redeemable Preferred Stock, $1.00 par value per share, of the Corporation.

        Class D Preferred Stock. The term "Class D Preferred Stock" shall mean the 7.5% Class D Cumulative Convertible Preferred Stock, $1.00 par value per share, of the Corporation.

        Class E Preferred Stock. The term "Class E Preferred Stock" shall mean the Class E Floating Rate Cumulative Preferred Stock, $.01 par value per share, of the Corporation.

        Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

        Common Stock. The term "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

        Constructive Ownership. The term "Constructive Ownership" shall mean ownership of stock by a Person who is or would be treated as an owner of such Class E Preferred Stock or Class E Excess Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        Depositary Shares. The term "Depositary Shares" shall mean the Depositary Shares each representing a one-tenth (1/10) fractional interest in a share of Class E Preferred Stock.

        Determination Date. The term "Determination Date" shall have the meaning set forth in subparagraph (3)(a) of paragraph (B) below.

        Dividend Amount. The term "Dividend Amount" shall have the meaning set forth in subparagraph (4) of paragraph (B) below.

        Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

        Dividend Period. The term "Dividend Period" with respect to a share of Class E Preferred Stock shall mean the period from, and including, the last Dividend Payment Date to, and including, the next Dividend Payment Date; or if it is the first such Dividend Period, the period from, and including, the last Dividend Payment Date for the Price REIT Series A Preferred Stock to, and including, the next Dividend Payment Date, or if no such date has occurred, then from and including the issue date of the Price REIT Series A Preferred Stock.

        Dividend Rate. The term "Dividend Rate" shall have the meaning set forth in subparagraph (3) of paragraph (B) below.

        Index Maturity. The term "Index Maturity" shall have the meaning set forth in subparagraph (3)(b) of paragraph (B) below.

        IRS. The term "IRS" means the United States Internal Revenue Service.

        Issue Date. The term "Issue Date" shall mean the date that shares of Class E Preferred Stock are first issued by the Corporation.

        Junior Stock. The term "Junior Stock" shall mean, as the case may be,
(i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class E Preferred Stock shall have been so paid or declared and set apart for payment or (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Class E Preferred Stock shall have received the entire amount to which such Class E Preferred Stock is entitled upon such liquidation, dissolution or winding up.

        Liquidation Preference. The term "Liquidation Preference" shall mean $1,000.00 per share of Class E Preferred Stock.


        Market Day. The term "Market Day" shall mean any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York and London, England.

        Market Price. The term "Market Price" shall mean the price of the Class E Preferred Stock (i) as determined by multiplying by ten the last reported sales price of the Depositary Shares reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, (ii) if the Depositary Shares are not then traded on the New York Stock Exchange, as determined by multiplying by ten the last reported sales price of the Depositary Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Depositary Shares may be traded or, (iii) if the Depositary Shares are not then traded over any exchange or quotation system, as determined in good faith by the Board of Directors of the Corporation.

        Merger. The term "Merger" shall mean the merger of The Price REIT, Inc. with and into REIT Sub Inc., a wholly owned subsidiary of the Corporation, contemplated by the Merger Agreement.

        Merger Agreement. The term "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of January 13, 1998, among the Corporation , REIT Sub and Price REIT as such agreement has been and may be amended from time to time.

        Parity Stock. The term "Parity Stock" shall mean, as the case may be,
(i) any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Class E Preferred Stock or (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Class E Preferred Stock. The term "Parity Stock" shall include the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock.

        Paying Agent. The term "Paying Agent" shall mean any paying agent appointed by the Corporation with respect to the Class E Preferred Stock, in its capacity as paying agent.

        Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock Corporation or other entity; as amended; but does not include an underwriter which participates in a public offering of the Class E Preferred Stock or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

        Preferred Equity Stock. The term "Preferred Equity Stock" shall mean shares of stock that are either Class E Preferred Stock or Class E Excess Preferred Stock.

        Price REIT. The term "Price REIT" shall mean The Price REIT, Inc.

        Purchase Agreement. The term "Purchase Agreement" shall mean that certain Purchase Agreement by and among the Corporation, The Price REIT Inc., a Maryland corporation ("Price REIT") and DL Mortgage Corp., dated as of May 18, 1998.

        Purported Beneficial Transferee. The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or other event which results in Class E Excess Preferred Stock, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class E Preferred Stock if such Transfer or ownership had been valid under subparagraph (1) of paragraph (G) below.

        Purported Record Transferee. The term "Purported Record Transferee" shall mean, with respect to any purported Transfer or other event which results in Class E Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer or ownership had been valid under subparagraph (1) of paragraph (G) below.

        Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

        Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph (2) of paragraph (D) below.

        Redemption Price. The term "Redemption Price" shall mean a price per share equal to $1000.00 together with accrued and unpaid dividends, if any, thereon to the Redemption Date.

        Registration Default. The term "Registration Default" shall mean the first to occur of the following events: (i) the Registration Statement (as defined in the Purchase Agreement) has not been filed with the Securities and Exchange Commission on or prior to the 30th day following the Repurchase Termination Date (as defined in the Purchase Agreement), (ii) the Registration Statement (as defined in the Purchase Agreement) has not been declared effective on or prior to the 100th day after the Repurchase Termination Date (as defined in the Purchase Agreement), or (iii) the Registration Statement required to be filed by the Purchase Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective on or before the fifth Business Day following the Registration Default, provided, that, if such post-effective amendment is required because of a change in the Plan of Distribution such post-effective amendment shall have been filed and declared effective within 15 Business Days of the Registration Default.

        Reference Banks. The term "Reference Banks" shall have the meaning set forth in subparagraph (3)(b) of paragraph (B) below.

        REIT. The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

        REIT Sub. The term "REIT Sub" shall mean REIT Sub, Inc., a Maryland corporation and wholly owned subsidiary of Kimco, formed in connection with the Merger.

        Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Issue Date on which (i) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (ii) such determination is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the shares of the Corporation's capital stock outstanding and entitled to vote thereon.

        Senior Stock. The term "Senior Stock" shall mean, as the case may be,
(i) any class or series of stock of the Corporation created after the Issue Date in accordance with subparagraph (1) of paragraph (E) ranking senior to the Class E Preferred Stock in respect of the right to receive dividends or (ii) any class or series of stock of the Corporation created after the Issue Date in accordance with subparagraph (1) of paragraph (E) ranking senior to the Class E Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

        Telerate Page 3750. The term "Telerate Page 3750" shall mean the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London, England interbank offered rates of major banks).

        3-Month LIBOR. The term "3-Month LIBOR" shall have the meaning set forth in subparagraph (3)(b) of paragraph (B) below.

        Transfer. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock or Depositary Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or Depositary Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock or Depositary Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Preferred Equity Stock or Depositary Shares), and whether by operation of law or otherwise.

        Trust. The term "Trust" shall mean the trust created pursuant to subparagraph (11)(a) of paragraph (G).

        Trustee. The term "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

B.      Dividends.

        1. The record holders of Class A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable with respect to each outstanding share of Class A Preferred Stock by the Corporation in cash at the Dividend Rate in respect of the Liquidation Preference. The Dividend Rate for the initial Dividend Period shall be, if the first Dividend Payment Date is July 31, 1998, the same rate borne by the Price REIT Series A Preferred Stock and, if the first Dividend Payment Date is after July 31, 1998, the rate determined in accordance with subparagraph (3) below; for each Dividend Period after the initial Dividend Period, the Dividend Rate will be the rate determined in accordance with subparagraph (3) below;

        2. Dividends on each outstanding share of Class E Preferred Stock shall accrue as set forth in the definition of Dividend Period and be cumulative from the Issue Date of such share. Such dividends will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on the last day of each of January, April, July and October of each year (each, a "Dividend Payment Date"), commencing on July 31, 1998 if the Merger occurs prior to such date, and on the first such later date if the Merger occurs after July 31, 1998. In addition, any Additional Dividend shall be payable pursuant to subparagraph (4) below. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Class E Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any dividend payment made on shares of Class E Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable.

        3. The Dividend Rate ("Dividend Rate"), for any Dividend Period commencing on or after July 31, 1998, will be a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus 2.00%. "3-Month LIBOR" means the London, England interbank offered rate for three-month, U.S. dollar deposits and, with respect to any such Dividend Period, will be calculated by the Calculation Agent, as follows(1):

               (a) On the second Market Day preceding the commencement of such Subsequent Dividend Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than $1,000,000 for a period of three months (the "Index Maturity"), commencing on the first day of such Dividend Period (or, if such day is not a Market Day, the next succeeding Market Day), which appears on Telerate Page 3750 as of 11:00 a.m., London, England time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Dividend Period will be determined as described in
        (b) below.

               (b) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (a) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity that appears on the display designated as "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London, England interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 a.m., London, England time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London, England selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London, England time, on such Determination Date for deposits in U.S. dollars to prime banks in the London, England interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

               (c) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs (a) and (b) above, 3-Month LIBOR for such Dividend Period shall be 3-Month LIBOR as determined on the previous Determination Date.




----------
(1) If the Merger effective date occurs after July 31, 1998, the Dividend Rate beginning on the effective date of the Merger will be the rate determined for the Price REIT Series A Preferred Stock for the period commencing July 31, 1998 and these Articles Supplementary shall be redrafted to reflect such Dividend Rate.

               (d) Each calculation in respect of the Class E Preferred Stock will be rounded, if necessary, to the nearest one ten-thousandth of a percentage, with five hundred thousandths being rounded upwards.

        4. The Calculation Agent shall, as soon as practicable after 11:00 a.m., London, England time, on each Determination Date, determine the Dividend Rate and inform the Paying Agent. The Paying Agent will calculate the amount of dividends payable in respect of the following Dividend Period (the "Dividend Amount"). The Dividend Amount for each share of Class E Preferred Stock shall be calculated by (i) applying the Dividend Rate to the Liquidation Preference for such share of Class E Preferred Stock outstanding during the Dividend Period,
(ii) multiplying such amount by the actual number of days such share was outstanding during the Dividend Period concerned (which actual number of days shall include the first day but exclude the last day of such Dividend Period),
(iii) dividing by 360 and (iv) rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards).

        5. Within one Business Day of the occurrence of a Registration Default, the Corporation will notify the holder of the shares of Class E Preferred Stock of such Registration Default. In the event of a Registration Default, the applicable Additional Dividend shall accrue and be cumulative with respect to each outstanding share of Class E Preferred Stock on the last day of any respective Additional Dividend Period. Any accrued Additional Dividends shall be payable at each Dividend Payment Date in the same manner as set forth in subparagraph (2) above. Upon the cure of all Registration Defaults, the accrual of Additional Dividends will cease unless and until a new Registration Default shall occur.

        6. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of the provisions relating to the payment and calculation of dividends on the Class E Preferred Stock, whether by Reference Banks (or any of them) or the Calculation Agent or Paying Agent, will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on the Corporation and all of the holders of the Class E Preferred Stock and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Calculation Agent or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion. None of the Paying Agent, the Calculation Agent or the Corporation (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (A) the selection of any Reference Bank or (B) any inability to retain major banks in the London, England interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

        7. If any shares of Class E Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any other class or series of Preferred Stock ranking junior to or on a parity with the Class E Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class E Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Class E Preferred Stock and any other class or series of Preferred Stock ranking on a parity as to dividends with the Class E Preferred Stock, all dividends declared upon the shares of the Class E Preferred Stock and any other such class or series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Class E Preferred Stock and such class or series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Class E Preferred Stock and such class or series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class E Preferred Stock which may be in arrears.

        8. Except as provided in subparagraph (7) of this paragraph (B), unless full cumulative dividends on the Class E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than in common stock or other stock ranking junior to the Class E Preferred Stock as to dividends and upon liquidation, dissolution and winding up of the affairs of the Corporation) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon any Junior Stock or Parity Stock nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for other stock of the Corporation ranking junior to the Class E Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

        9. Notwithstanding anything contained herein to the contrary, no dividends on shares of Class E Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

        10. If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (as determined for federal income tax purposes) (the "Dividends") paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Class E Preferred Stock shall be the amount that the total Dividends paid or made available to the holders of the Class E Preferred Stock for the year bears to the Total Dividends.

C.      Distributions Upon Liquidation, Dissolution or Winding Up.

        1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any class or series of stock ranking senior to the Class E Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, but before any distribution or payment shall be made to the holders of any class or series of stock ranking junior to the Class E Preferred Stock as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Class E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class E Preferred Stock and the corresponding amounts payable on each class or series of stock ranking on a parity with the Class E Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of the Class E Preferred Stock and all such stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (C).

D.      Redemption by the Corporation.

        1. The Class E Preferred Stock is not redeemable prior to [the fifth anniversary of the 150th day after the effective date of the Merger]. On and after such fifth anniversary, the Corporation, at its option upon the written notice specified below, may redeem shares of the Class E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of One Thousand Dollars ($1,000) per share, plus all accrued and unpaid dividends thereon (except as provided in paragraph 2) to the date fixed for redemption (the "Redemption Date") (except with respect to any Class E Excess Preferred Stock (as defined in the

Charter) previously exchanged for Class E Preferred Stock pursuant to the Charter), without interest (the "Redemption Amount").

        2. Upon any redemption of the Class E Preferred Stock, the Corporation shall pay in cash any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Record Date and prior to the corresponding Dividend Payment Date, then each holder of Class E Preferred Stock at the close of business on such Record Date shall be entitled to the dividend payable on such shares of Class E Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of such shares of Class E Preferred Stock before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Class E Preferred Stock to be redeemed.

        3. In order to exercise its redemption option, the Corporation shall give notice ("Notice") of such redemption to each holder of record of the shares of Class E Preferred Stock to be redeemed not less than 30 days or more than 60 days prior to the Redemption Date. The Notice will be (i) mailed by the Corporation, postage prepaid, addressed to the respective holders of record of the Class E Preferred Stock to be redeemed at their respective addressees as they appear on the stock transfer records of the Corporation, and (ii) made by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. No failure to give such Notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class E Preferred Stock, except as to any holder to whom the Corporation has failed to give Notice or except as to any holder to whom Notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class E Preferred Stock may be listed or admitted to trading, such Notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Class E Preferred Stock to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date.

        4. Notice having been published or mailed in accordance with subparagraph (3) of this paragraph (D), from and after the Redemption Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class E Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class E Preferred Stock of the Corporation shall cease (except the rights to receive cash, without interest, payable upon surrender and endorsement of their certificates, if so required, and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption

Date, the Corporation shall deposit with a bank or trust Corporation (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust Corporation that has, capital and a surplus of a least $50,000,000, cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class E Preferred Stock so called for redemption. No interest shall accrue for the benefit of any holder of shares of Class E Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion, the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

        5. As promptly as practicable after the surrender of the certificates for any such shares of Class E Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the Notice shall so state) in accordance with said Notice, such shares of Class E Preferred Stock shall be exchanged for an amount of cash (without interest thereon) equal to the Redemption Amount. In the event of the redemption of less than all shares of Class E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation that will not result in the issuance of any Class E Excess Preferred Stock. If fewer than all the shares of Class E Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Class E Preferred Stock shall be issued without cost to the holder thereof.

        6. Unless full cumulative dividends on all shares of Class E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, (i) no shares of any Class E Preferred Stock shall be redeemed, unless all outstanding shares of Class E Preferred Stock are simultaneously redeemed and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Class E Preferred Stock (except by exchange for stock of the Corporation ranking junior to the Class E Preferred Stock as to dividends and upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Class E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class E Preferred Stock.

        7. All shares of Class E Preferred Stock redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as shares of any class or series of Preferred Stock.

        8. Class E Excess Preferred Stock previously exchanged for Class E Preferred Stock pursuant to the Charter may be redeemed, in whole or in part, at any time when outstanding shares of Class E Preferred Stock are being redeemed, for cash at a redemption price of $1,000 per share, but excluding accrued and unpaid dividends on such Excess Stock, without interest. Such Excess Stock shall be redeemed in such proportion and in accordance with such procedures as shares of Class E Preferred Stock are being redeemed.


E.      No Conversion

        Except insofar as may be provided in the Charter (including these Articles Supplementary) to preserve the Corporation's status as a REIT, the Class E Preferred Stock is not convertible into, or exchangeable for, any other properties or securities of the Corporation.


F.      Voting Rights.


        1. The holders of record of shares of Class E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (F). So long as any shares of Class E Preferred Stock are outstanding, the Corporation shall not, without either (a) the affirmative vote of the holders of at least two-thirds (2/3) of the shares of the Class E Preferred Stock, outstanding at the time, given in person or by proxy, at a meeting (such Class E Preferred Stock voting separately as a class or (b) the unanimous written consent of all of the holders of shares of Class E Preferred Stock, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock, or reclassify any authorized stock into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Stock; or (ii) amend or repeal the provisions of the Charter in respect of the Class E Preferred Stock so as to materially and adversely affect any right, preference, privilege or voting power of the Class E Preferred Stock or the holders thereof; provided, however, that, and without limiting the generality of the foregoing, neither (y) the creation or issuance of any other class or series of Preferred Stock, or any increase in the amount of authorized shares of Preferred Stock or authorized shares of the Class E Preferred Stock, in each case ranking on a parity with or junior to the Class E Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, nor (z) the conversion of the Class E Preferred Stock, into the preferred stock of any other successor entity to the Corporation, with preferences and other terms substantially similar to those set forth herein (but which may also (A) afford the issuer thereof rights of redemption in respect of such shares on terms substantially similar to those applicable to the Class E Preferred Stock by contract or otherwise and (B) subject the holder(s) thereof to certain restrictions on ownership consistent with the issuer's maintenance of status as a REIT under the Code), but which may be evidenced by depositary shares, shall be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        2. (a) If and whenever dividends payable on Class E Preferred Stock or any Parity Stock shall be in arrears for six (6) or more Dividend Periods, regardless of whether such Dividend Periods are consecutive, then the holders of Class E Preferred Stock (voting separately as a class with such other class or series of Parity Stock as provided in subparagraph (6) of this paragraph (F)) shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) additional directors. Upon election, such directors shall become directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by two.

        3. Whenever the voting right described in subparagraph (2) of this paragraph (F) shall have vested, such right may be exercised initially either at a special meeting of the holders of Class E Preferred Stock and any Parity Stock entitled to vote as provided in subparagraph (6) of this paragraph (F), called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors and, thereafter, at such annual meetings or by the written consent of the holders of Class E Preferred Stock and any such Parity Stock. Such right of the holders of Class E Preferred Stock to elect directors together with the holders of any such Parity Stock may be exercised until all dividends to which the holders of Class E Preferred Stock and any such Parity Stock shall have been entitled for (i) all previous Dividend Periods and (ii) the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which time the right of the holders of Class E Preferred Stock together with holders of any such Parity Stock to elect directors shall cease, the term of such director previously elected shall, upon the resignation thereof, thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

        4. At any time when the voting right described in subparagraph (2) of this paragraph (F) shall have vested in the holders of Class E Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of Class E Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Class E Preferred Stock together with the holders of any Parity Stock entitled to vote as provided in subparagraph (6) of this paragraph (F). Such meeting shall be held on the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the shares of Class E Preferred Stock then outstanding may designate in writing a holder of Class E Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Class E Preferred Stock that would be entitled to vote at such meeting shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph (F). Notwithstanding the provisions of this paragraph (F), however, no such special meeting shall be called if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders.

        5. If, at any time when the holders of Class E Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph (F), the holders of any one or more classes or series of Parity Stock are entitled to elect one or more directors by reason of any default or event specified in the Charter, as in effect at the time, and if the terms for such classes or series of Parity Stock so provide, then the voting rights of the Class E Preferred Stock and the one or more classes or series of Parity Stock then entitled to vote shall be combined (with each having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Class E Preferred Stock and of all such classes or series of Parity Stock then entitled to so vote, voting together as a class, shall elect such directors. If the holders of any such classes or series of Parity Stock have elected such directors prior to the happening of the default or event providing for the election of directors by the holders of Class E Preferred Stock, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in subparagraph (4) of paragraph (F) above, then a new election shall be held with all such classes or series of Parity Stock and the Class E Preferred Stock voting together as a single class for such director(s), resulting in the termination of the term of such previously elected director(s) upon the election of such new director(s). If the holders of any such classes or series of Parity Stock are entitled to elect two directors, the Class E Preferred Stock shall not participate in the election of more than two such directors, and such directors whose terms first expire shall be deemed to be the directors elected by the holders of Class E Preferred Stock; provided that if at the expiration of such terms the holders of Class E Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph (F), then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph
(3) of this paragraph (F)) of holders of Class E Preferred Stock for the purpose of electing a replacement directors (in accordance with the provisions of this paragraph (F)) to be held at or prior to the time of expiration of the expiring term referred to above.

        7. If and for so long as the shares of Class E Preferred Stock are represented by Depositary Shares in accordance with paragraph (K) hereof, then]in any matter in which the Class E Preferred Stock is entitled to vote (as expressly provided herein), including any action by written consent, each share of Class E Preferred Stock shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Class E Preferred Stock, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per share of Class E Preferred Stock).


G. Restrictions on Ownership to Preserve Tax Benefit; Conversion and Exchange for Class E Excess Preferred Stock; and Terms of Class E Excess Preferred Stock.

        1.     Restriction on Ownership and Transfer.

               a. Except as provided in subparagraph (8) of this paragraph (G), no Person shall Beneficially Own or Constructively Own Class E Preferred Stock in excess of the Aggregate Ownership Limit;

               b. Except as provided in subparagraph (8) of this paragraph (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange ("NYSE")) that, if effective, would result in any Person Beneficially Owning Class E Preferred Stock in excess of the Aggregate Ownership Limit shall be void ab initio as to the Transfer of such Class E Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Aggregate Ownership Limit; and the intended transferee shall acquire no rights in such Class E Preferred Stock;

               c. Except as provided in subparagraph (8) of this paragraph (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Class E Preferred Stock in excess of the Aggregate Ownership Limit shall be void ab initio as to the Transfer of such Class E Preferred Stock which would be otherwise Constructively Owned by such Person in excess of the Aggregate Ownership Limit; and the intended transferee shall acquire no rights in such Class E Preferred Stock; and

               d. Notwithstanding any other provisions contained in this paragraph (G), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Class E Preferred Stock or other event which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Class E Preferred Stock.

        2. Conversion into and Exchange for Class E Excess Preferred Stock. If, notwithstanding the other provisions contained in this paragraph (G), at any time after the date of the Initial Issue Date, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in subparagraph (1) of this paragraph (G), above, has been violated, then the Class E Preferred Stock being Transferred (or in the case of an event other than a Transfer, the Class E Preferred Stock owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Class E Preferred Stock identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Class E Excess Preferred Stock. If at any time of such purported Transfer any of the shares of the Class E Preferred Stock are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Class E Preferred Stock, then shares of Class E Preferred Stock that shall be converted to Class E Excess Preferred Stock shall be first taken from any Class E Preferred Stock that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of subparagraph (1) of this paragraph (G) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the business day prior to the date of such Transfer or other event.

        3. Remedies for Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (1) of this paragraph (G) or that a Person intends to acquire, has attempted to acquire or may acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph (1) of this paragraph (G), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph (1) of this paragraph (G) shall automatically result in the conversion described in subparagraph (ii), irrespective of any action (or non-action) by the Board of Directors.

        4. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Class E Preferred Stock or other securities in violation of subparagraph
(1) of this paragraph (G), or any Person who owns or will own Class E Excess Preferred Stock as a result of an event under subparagraph (2) of this paragraph
(G), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

        5. Owners Required to Provide Information. From and after the Initial Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Class E Preferred Stock and each Person (including the stockholder of record) who is holding Class E Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

        6. Remedies Not Limited. Nothing contained in this paragraph (G) (but subject to subparagraph (12) of this paragraph (G)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

        7. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this paragraph (G)), including any definition contained in paragraph (A), the Board of Directors shall have the power to determine the application of the provisions of this paragraph (G) with respect to any situation based on the facts known to it (subject, however, to the provisions of paragraph (12) of this paragraph (G)).

        8.     Exceptions.

               a. Subject to subparagraph (1)(d) of this paragraph (G), the Board of Directors, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially Owning Class E Preferred Stock in excess of the Aggregate Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Class E Preferred Stock will violate the Aggregate Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this paragraph (G)) or attempted violation will result in such Class E Preferred Stock being exchanged for Class E Excess Preferred Stock in accordance with subparagraph (2) of this paragraph (G).

               b. Subject to subparagraph (1)(d) of this paragraph (G), the Board of Directors, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning Class E Preferred Stock in excess of the Aggregate Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Class E Preferred Stock in excess of the Aggregate Ownership Limit being exchanged for Class E Excess Preferred Stock in accordance with subparagraph (2) of this paragraph
(G).

               c. Prior to granting any exception pursuant to subparagraph
(8)(a) or (8)(b) of this paragraph (G), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

        9. Legend. Each certificate for Class E Preferred Stock shall bear substantially the following legend:

        "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

        "The securities represented by this certificate are subject to restrictions on ownership for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own shares of Class E

Preferred Stock in excess of 9.8% in value of the aggregate of the outstanding shares of Capital Stock. Any Person who attempts to Beneficially Own or Constructively Own shares of Class E Preferred Stock in excess of the above limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Class E Excess Preferred Stock which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office."

        10. Severability. If any provision of this paragraph (G) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        11. Class E Excess Preferred Stock.

               a. Ownership in Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that results in the issuance of Class E Excess Preferred Stock pursuant to subparagraph (2) of this paragraph (G), such Class E Excess Preferred Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Class E Excess Preferred Stock may later be transferred pursuant to subparagraph (11)(d) of this paragraph (G). Class E Excess Preferred Stock so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Class E Excess Preferred Stock except the right to designate a transferee of such Class E Excess Preferred Stock upon the terms specified in subparagraph (11)(d) of this paragraph (G). The Purported Beneficial Transferee shall have no rights in such Class E Excess Preferred Stock except as provided in subparagraph (11)(d) of this paragraph (G).

               b. Dividend Rights. Class E Excess Preferred Stock shall not be entitled to any dividends or other distribution (except as provided in subparagraph (11)(c) of this paragraph (G). Any dividend or distribution paid prior to the discovery by the Corporation that shares of Preferred Stock have been converted into Class E Excess Preferred Stock shall be repaid to the Corporation upon demand.

               c. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Class E Excess Preferred Stock shall be entitled to receive, ratably with each other holder of shares of Preferred Equity Stock, that portion of the assets of the Corporation available for distribution to the holders of shares of Preferred Equity Stock as the number shares of Class E Excess Preferred Stock held by such holder bears to the total number of shares of Preferred Equity Stock then outstanding. The Corporation, as holder of the Class E Excess Preferred Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with subparagraph (11)(d) of this paragraph (G), any such assets received in respect of the Class E Excess Preferred Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

               d.     Restrictions on Transfer; Designation of Beneficiary.

                      (1) Shares of Class E Excess Preferred Stock shall not be transferable. Subject to the last sentence of this clause (1), the Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Class E Excess Preferred Stock held by the Trust attributable to a purported Transfer that resulted in the issuance of Class E Excess Preferred Stock), if (i) the Class E Excess Preferred Stock held in the Trust would not be Class E Excess Preferred Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price from such Beneficiary that reflects a price per share for such Class E Excess Preferred Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Class E Preferred Stock in the purported Transfer that resulted in the issuance of Class E Excess Preferred Stock, or (y) if the Transfer or other event that resulted in the issuance of Class E Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class E Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class E Excess Preferred Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Class E Excess Preferred Stock in the Trust shall be automatically exchanged for an equal number of shares of Class E Preferred Stock and such Class E Preferred Stock shall be transferred of record to the transferee of the interest in the Trust if such Class E Preferred Stock would not be Class E Excess Preferred Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph (11)(f) of this paragraph (G).

    (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (11)(d)(1) of this paragraph
(G), such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

               e. Voting and Notice Rights. The holders of shares of Class E Excess Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings.

               f. Purchase Rights in Class E Excess Preferred Stock. Notwithstanding the provisions of subparagraph (11)(d) of this paragraph (G), shares of Class E Excess Preferred Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Class E Excess Preferred Stock (or, if the Transfer or other event that resulted in the issuance of Class E Excess Preferred Stock was not a transaction in which the Purported Beneficial Transferee gave full value for such Class E Excess Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class E Excess Preferred Stock) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Class E Excess Preferred Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Class E Excess Preferred Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (4) of this paragraph (G). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Class E Excess Preferred Stock by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Class E Preferred Stock outstanding and such reduction results in the issuance of Class E Excess Preferred Stock, the Corporation is required to exercise its option to repurchase such shares of Class E Excess Preferred Stock if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Class E Excess Preferred Stock.

        12. Settlement. Nothing in this paragraph (G) shall preclude the settlement of any transaction entered into through facilities of the NYSE.

H.      Exclusion of Other Rights.

        Except as may otherwise be required by law, but without prejudice to any contractual obligations existing from time to time between the holders of the Class A Preferred Stock and the Corporation, the shares of Class A Preferred Stock shall not have any rights granted to or imposed thereupon, including as dividends, preferences, conversion rights or voting rights, other than those specifically set forth in the Charter (including these Articles Supplementary),nor shall the shares of Class E Preferred Stock have preemptive or subscription rights. The Class E Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption.

I.      Headings of Subdivisions.

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

J.      Severability of Provisions.

        If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Class E Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Class E Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Class E Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

K.      Registration as Depositary Shares.

        Shares of Class E Preferred Stock shall be registered in the form of Depositary Shares representing a one-tenth fractional interest in a share of Class E Preferred Stock ("Depositary Shares") on such terms and conditions as may be provided for in any agreement binding upon the Corporation (whether directly or through merger with any other corporation).

        SECOND: The Shares and the Class E Excess Shares have been reclassified by the Board of Directors under a power contained in the Charter.

        THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

        FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of ___, 1998.



ATTEST:                                KIMCO REALTY CORPORATION




_____________________________          _________________________________________
Bruce Kauderer                         Michael J. Flynn
Secretary                              President

                                                                       EXHIBIT C

                                DEPOSIT AGREEMENT



                                      Dated
                                 ________, 1998


                            KIMCO REALTY CORPORATION








                                      -and-





                                BANKBOSTON, N.A.
                                  as Depositary

                                               TABLE OF CONTENTS


                                                                                                          Page
ARTICLE I
DEFINITIONS................................................................................................  1

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF Class E PREFERRED STOCK, EXECUTION AND
DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS...................................................  2
          SECTION 2.01. Form and Transferability of Receipts...............................................  2
          SECTION 2.02. Deposit of Class E Preferred Stock; Execution and Delivery of
                   Receipts in Respect Thereof.............................................................  4
          SECTION 2.03. Optional Redemption of Class E Preferred Stock for Cash............................  5
          SECTION 2.04. Registration of Transfers of Receipts..............................................  6
          SECTION 2.05. Combinations and Split-ups of Receipts.............................................  6
          SECTION 2.06. Surrender of Receipts and Withdrawal of Class E Preferred
                   Stock...................................................................................  6
          SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up,
                   Combination, Surrender and Exchange of Receipts.........................................  7
          SECTION 2.08. Lost Receipts, etc.................................................................  7
          SECTION 2.09. Cancellation and Destruction of Surrendered Receipts...............................  7
          SECTION 2.10. Conversion of Class E Preferred Stock into Class E Excess
                   Preferred Stock.........................................................................  8

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY.................................................  8
          SECTION 3.01. Filing Proofs, Certificates and Other Information..................................  8
          SECTION 3.02. Payment of Fees and Expenses.......................................................  8
          SECTION 3.03. Representations and Warranties as to Class E Preferred Stock.......................  9
          SECTION 3.04. Representation and Warranty as to Receipts and Depositary
                   Shares..................................................................................  9

ARTICLE IV
THE Class E PREFERRED STOCK; NOTICES.......................................................................  9
          SECTION 4.01. Cash Distributions.................................................................  9
          SECTION 4.02. Distributions Other Than Cash......................................................  9
          SECTION 4.03. Subscription Rights, Preferences or Privileges..................................... 10
          SECTION 4.04. Notice of Dividends; Fixing of Record Date for Holders of
                   Receipts................................................................................ 11
          SECTION 4.05. Voting Rights...................................................................... 11
          SECTION 4.06. Changes Affecting Class E Preferred Stock and
                   Reclassifications, Recapitalizations, etc............................................... 12
          SECTION 4.07. Inspection of Reports.............................................................. 12
          SECTION 4.08. Lists of Receipt Holders........................................................... 12
          SECTION 4.09. Tax and Regulatory Compliance...................................................... 13
          SECTION 4.10. Withholding........................................................................ 13

ARTICLE V
THE DEPOSITARY AND THE COMPANY............................................................................. 13
          SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the
                   Depositary and the Registrar............................................................ 13
          SECTION 5.02. Prevention or Delay in Performance by the Depositary, the
                   Depositary's Agents, the Registrar or the Company....................................... 14
          SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the
                   Registrar and the Company............................................................... 14
          SECTION 5.04. Resignation and Removal of the Depositary; Appointment of
                   Successor Depositary.................................................................... 15
          SECTION 5.05. Notices, Reports and Documents..................................................... 16
          SECTION 5.06. Indemnification by the Company..................................................... 16
          SECTION 5.07. Fees, Charges and Expenses......................................................... 16

ARTICLE VI
AMENDMENT AND TERMINATION.................................................................................. 17
          SECTION 6.01. Amendment.......................................................................... 17
          SECTION 6.02. Termination........................................................................ 17

ARTICLE VII
MISCELLANEOUS.............................................................................................. 18
          SECTION 7.01. Counterparts....................................................................... 18
          SECTION 7.02. Exclusive Benefits of Parties...................................................... 18
          SECTION 7.03. Invalidity of Provisions........................................................... 18
          SECTION 7.04. Notices............................................................................ 18
          SECTION 7.05. Depositary's Agents................................................................ 19
          SECTION 7.06. Holders of Receipts Are Parties.................................................... 19
          SECTION 7.07. Governing Law...................................................................... 19
          SECTION 7.08. Inspection of Deposit Agreement and Articles Supplementary......................... 19
          SECTION 7.09. Headings........................................................................... 19

                                DEPOSIT AGREEMENT



          DEPOSIT AGREEMENT, dated as of ________ among KIMCO REALTY CORPORATION, a Maryland corporation, BANKBOSTON, N.A., a national banking association, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                                   WITNESSETH:

          WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company's Class E Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the Class E Preferred Stock deposited; and

          WHEREAS, the Receipts are to be substantially in the form of EXHIBIT A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

          NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I
                                   DEFINITIONS

          The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the
Receipts:

          SECTION 1.01. "ARTICLES SUPPLEMENTARY" shall mean the Articles Supplementary filed with the State Department of Assessments and taxation of Maryland establishing the Class E Preferred Stock as a separate class of Preferred Stock of the Company.

          SECTION 1.02. "CHARTER" shall mean the charter (including any Articles Supplementary), as amended from time to time, of the Company.

          SECTION 1.03. "CLASS E EXCESS PREFERRED STOCK" shall mean shares of the Company's Class E Excess Preferred Stock, $1.00 par value per share, to be issued pursuant to Section 2.10.

          SECTION 1.04. "CLASS E PREFERRED STOCK" shall mean shares of the Company's Class E Cumulative Redeemable Preferred Stock, $1.00 par value per share, heretofore validly issued, fully paid and nonassessable.

          SECTION 1.05. "COMPANY" shall mean Kimco Realty Corporation, a Maryland corporation, and its successors.

          SECTION 1.06. "CORPORATE OFFICE" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 150 Royall Street, Mail Stop 45-02-62, Canton, Massachusetts 02021 and c/o BancBoston Trust Company of New York, 55 Broadway - 3rd Floor, New York, New York 10006.

          SECTION 1.07. "DEPOSIT AGREEMENT" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

          SECTION 1.08. "DEPOSITARY" shall mean BankBoston, N.A., a national banking association having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

          SECTION 1.09. "DEPOSITARY SHARE" shall mean a fractional interest of 1/10 of a share of Class E Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Class E Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Class E Preferred Stock represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Articles Supplementary.

          SECTION 1.10. "DEPOSITARY'S AGENT" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

          SECTION 1.11. "RECEIPT" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as EXHIBIT A hereto.

          SECTION 1.12. "RECORD DATE" shall mean the date fixed pursuant to
Section 4.04.

          SECTION 1.13. "RECORD HOLDER" or "HOLDER" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

          SECTION 1.14. "REGISTRAR" shall mean BankBoston, N.A. or any bank or trust company appointed to register ownership and transfers of Receipts, the deposited Class E Preferred Stock or Class E Excess Preferred Stock, as the case may be, as herein provided.

          SECTION 1.15. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          SECTION 1.16. "TRANSFER AGENT" shall mean BankBoston, N.A. or any bank or trust company appointed to transfer the Receipts, the deposited Class E Preferred Stock or Class E Excess Preferred Stock, as the case may be, as herein provided.

                                   ARTICLE II
       FORM OF RECEIPTS, DEPOSIT OF Class E PREFERRED STOCK, EXECUTION AND
            DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

          SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in EXHIBIT A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Class E Preferred Stock deposited, as definitive Receipts.

          Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

          Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Class E Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

          Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, to the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

          SECTION 2.02. Deposit of Class E Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 65,000 shares of Class E Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Class E Preferred Stock. The Depositary acknowledges receipt of the deposited Class E Preferred Stock and related documentation and agrees to hold such deposited Class E Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Class E Preferred Stock deposited hereunder and any Class E Excess Preferred Stock issued pursuant to Section 2.10 and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Class E Preferred Stock held by it by notation, book-entry or other appropriate method.

          If required by the Depositary, Class E Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Class E Preferred Stock or to receive other property that any person in whose name the Class E Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Class E Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

          Upon receipt by the Depositary of a certificate or certificates for Class E Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Class E Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Class E Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, combinations or other reclassifications affecting the Class E Preferred Stock, or in the case of dividends or other distributions of Class E

Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Class E Preferred Stock as set forth in the Articles Supplementary, as such may be amended.

          The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

          SECTION 2.03. Optional Redemption of Class E Preferred Stock for Cash. Whenever the Company shall elect to redeem shares of deposited Class E Preferred Stock for cash in accordance with the provisions of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date fixed for redemption of such Class E Preferred Stock (the "cash redemption date") and of the number of such shares of Class E Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles Supplementary, including the amount, if any, of accrued and unpaid dividends to the cash redemption date. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Class E Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Class E Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the cash redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption as to other holders. The Company shall provide the Depositary with such notice, and each such notice shall state: the cash redemption date; the cash redemption price; the number of shares of deposited Class E Preferred Stock and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; and that from and after the cash redemption date dividends in respect of the Class E Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in the issuance of any Class E Excess Preferred Stock. The Company shall also cause notice of redemption to be published in a newspaper of general circulation in The City of New York at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the cash redemption date.

          In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Articles Supplementary) of the Class E Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to the cash redemption date), the Depositary shall redeem the number of Depositary Shares representing such Class E Preferred Stock so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the shares of Class E Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Class E Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $100.00 per Depositary Share plus any other money and other property payable in respect of such Class E Preferred Stock. The foregoing shall be further subject to the terms and conditions of the Articles Supplementary.

          If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

          SECTION 2.04. Registration of Transfers of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

          SECTION 2.05. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

          SECTION 2.06. Surrender of Receipts and Withdrawal of Class E Preferred Stock. Any holder of a Receipt or Receipts may withdraw any or all of the deposited Class E Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Class E Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption or which has been converted to Class E Excess Preferred Stock in accordance with Section
2.10. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional shares of such Class E Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole or fractional shares of Class E Preferred Stock will not thereafter be entitled to deposit such Class E Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Class E Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional shares of Class E Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Class E Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

          If the deposited Class E Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Class E Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Class E Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

          The Depositary shall deliver the deposited Class E Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

          SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up. Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Class E Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Class E Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

          The deposit of Class E Preferred Stock may be refused, the delivery of Receipts against Class E Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

          SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

          SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

          SECTION 2.10. Conversion of Class E Preferred Stock into Class E Excess Preferred Stock. As provided in the Articles Supplementary, upon the happening of certain events, shares of Class E Preferred Stock (in whole or fractional parts) shall be automatically converted into shares of Class E Excess Preferred Stock. In the event of such a conversion, the Receipt representing the shares of deposited Class E Preferred Stock so converted shall no longer represent, to the extent of the shares so converted, shares of such deposited Class E Preferred Stock. Promptly upon its knowledge of the conversion of such deposited Class E Preferred Stock into Class E Excess Preferred Stock, the Company shall notify the Depositary of such conversion, the number of shares of deposited Class E Preferred Stock so converted, and the identity of the holder of the Receipt so affected, whereupon the Depositary shall promptly notify the holder of such Receipt as to the foregoing information and the requirement for the holder to surrender such Receipt to the Depositary for cancellation of the number of Depositary Shares evidenced thereby equal to the converted deposited Class E Preferred Stock represented thereby.

          If fewer than all of the Depositary Shares evidenced by a Receipt are required to be surrendered for cancellation, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not required to be surrendered for cancellation. Upon the conversion of the deposited Class E Preferred Stock and cancellation of the Depositary Shares represented thereby, the Depositary will make appropriate adjustments in its records (as contemplated in Section 2.02) to reflect such conversion and cancellation (including the reduction of any fractional share of deposited Class E Preferred Stock and the issuance of any Class E Excess Preferred Stock).

                                   ARTICLE III
           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

          SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Class E Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Class E Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

          SECTION 3.02. Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.07, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Class E Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Class E Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

          SECTION 3.03. Representations and Warranties as to Class E Preferred Stock. In the case of the initial deposit of the Class E Preferred Stock hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Class E Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Class E Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Class E Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Class E Preferred Stock and the issuance of Receipts.

          SECTION 3.04. Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/10 fractional interest in a share of deposited Class E Preferred Stock. Such representation and warranty shall survive the deposit of the Class E Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.


                                   ARTICLE IV
                      THE CLASS E PREFERRED STOCK; NOTICES

          SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Class E Preferred Stock, including any cash received upon redemption of any shares of Class E Preferred Stock pursuant to Section 2.03, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that (i) in case the Company or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the Class E Preferred Stock represented by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly and (ii) no cash dividends will be paid in respect of any Depositary Share to the extent that it represents any Class E Preferred Stock converted into Class E Excess Preferred Stock. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

          SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Class E Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution, except that no distribution will be made in respect of any Depositary Share to the extent that it represents any Class E Preferred Stock converted into Class E Excess Preferred Stock. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

          SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Class E Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

          If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

          If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.04. Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Class E Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Class E Preferred Stock are entitled to vote or of which holders of such Class E Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Class E Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Class E Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

          SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Class E Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Class E Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Class E Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Class E Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Class E Preferred Stock is entitled to 10 votes and, accordingly, each Depositary Share is entitled to one vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Class E Preferred Stock or cause such Class E Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Class E Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Class E Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

          SECTION 4.06. Changes Affecting Class E Preferred Stock and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of Class E Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Class E Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Class E Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Articles Supplementary to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Class E Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Class E Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Class E Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Class E Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Class E Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the deposited Class E Preferred Stock evidenced by such Receipts might have been converted or for which such Class E Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Class E Preferred Stock for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

          SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Class E Preferred Stock and made generally available to the holders of the Class E Preferred Stock. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

          SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

          SECTION 4.09. Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of form 1099s for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding 31% (or any withholding as may be required at the then applicable rate) of dividends from eligible holders of Receipts, (iv) mailing W-9 forms to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.

          SECTION 4.10. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.


                                    ARTICLE V
                         THE DEPOSITARY AND THE COMPANY

          SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Class E Preferred Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Class E Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If the Receipts or the Depositary Shares evidenced thereby or the Class E Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Class E Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Class E Preferred Stock as may be required by law or applicable stock exchange regulations.

          SECTION 5.02. Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Charter or, in the case of the Company, the Depositary, the Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

          SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Class E Preferred Stock), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

          Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Class E Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

          Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Class E Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Class E Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

          The Depositary, its parent, affiliate, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

          It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Class E Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

          Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Class E Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

          The Company agrees that it will register the deposited Class E Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.

          SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Class E Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation into or with which the Depositary may be merged, consolidated or converted, or any corporation to which all or a substantial part of the corporate trust or shareholder services business of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

          SECTION 5.05. Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Class E Preferred Stock, the Depositary Shares or the Receipts are included for quotation or listed or by the Charter to be furnished by the Company to holders of the deposited Class E Preferred Stock and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Articles Supplementary and the form of Class E Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

          SECTION 5.06. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, negligence (in the case of any action or inaction with respect to the voting of the deposited Class E Preferred Stock) or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

          SECTION 5.07. Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Class E Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Class E Preferred Stock at the option of the Company and all withdrawals of the Class E Preferred Stock by holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Company. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.


                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

          SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the

Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Class E Preferred Stock pursuant to the Charter shall be effective unless such amendment shall have been approved by the holders of at least two thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and
Section 2.07 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Class E Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

          SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provision) or (ii) the holders of a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Class E Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its best efforts to list the Class E Preferred Stock issued upon surrender of the Receipt evidencing the Depositary Shares represented thereby on a national securities exchange. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the deposited Class E Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under
Section 5.06 and Section 5.07.

                                   ARTICLE VII
                                  MISCELLANEOUS

          SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

          SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

                   KIMCO REALTY CORPORATION
                   3333 New Hyde Park Road
                   New Hyde Park, New York  11042
                   Attention:  Corporate Secretary
                   Telephone No.:  (516) 869-9000


or at any other address of which the Company shall have notified the Depositary in writing.

     Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

     Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit

Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

     SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 7.08. Inspection of Deposit Agreement and Articles Supplementary. Copies of this Deposit Agreement and the Articles Supplementary shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

     SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in EXHIBIT A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, Kimco Realty Corporation and BankBoston, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                                       KIMCO REALTY CORPORATION

                                       By:_____________________________________
                                          Authorized Officer
Attest:



                                       BANKBOSTON, N.A.


                                       By:_____________________________________
                                          Authorized Signatory
Attest:

     The Company will furnish to any holder hereof, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Company (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Company at its principal office or to the Transfer Agent.

     The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Company, no Person may Beneficially Own or Constructively Own Depositary Shares representing Class E Preferred Stock in excess of 9.8% of the outstanding Class E Preferred Stock and any Class E Excess Preferred Stock of the Company, with certain further restrictions and exceptions set forth in the Company's Charter. Any Person who attempts to Beneficially Own or Constructively Own Depositary Shares representing Class E Preferred Stock in excess of the above limitations must immediately notify the Company. All capitalized terms in this legend have the meanings defined in the Company's Charter. Transfers in violation of the restrictions described above shall be void ab initio.

     In addition, if the restrictions on ownership and transfer are violated, the Class E Preferred Stock represented by the Depositary Shares evidenced by this Depositary Receipt will be automatically exchanged for Class E Excess Preferred Stock which will be held in trust by the Company. As specified in the Charter, the Company has an option to acquire Class E Excess Preferred Stock under certain circumstances and an obligation to acquire Class E Excess Preferred Stock in certain other circumstances. The foregoing Summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions of transfer, will be sent without charge to the holder hereof who so requests. Requests for such statement may be directed to the Corporate Secretary of the Company.


                            [FORM OF FACE OF RECEIPT]

DR-

          CERTIFICATE FOR NOT MORE THAN ____________ DEPOSITARY SHARES

CUSIP 49446 R 505

                         RECEIPT FOR DEPOSITARY SHARES,
               EACH REPRESENTING 1/10 OF A SHARE OF _____% CLASS E
      CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE, OF

                            KIMCO REALTY CORPORATION
                            (a Maryland corporation)


          BankBoston, N.A., as Depositary (the "Depositary"), hereby certifies that _____________________________________________________ is the registered owner of __________________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/10 of one share of Class E Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Stock"), of Kimco Realty Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of _______, 1998 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

[Countersigned:                        BANKBOSTON, N.A.
                                       as Depositary, Transfer Agent
                                       and Registrar


__________________________]            By:_____________________________________
By                                        Authorized Signatory

                          [FORM OF REVERSE OF RECEIPT]


                            KIMCO REALTY CORPORATION


          KIMCO REALTY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES SUPPLEMENTARY WITH RESPECT TO THE CLASS E PREFERRED STOCK OF KIMCO REALTY CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                 ----------------------------------------------


          The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM - as tenant in common             UNIF GIFT MIN ACT -____Custodian_____
                                                             (Cust)      (Minor)

TEN ENT - as tenants by the               Under Uniform Gifts to Minors Act
          entireties

JT TEN -  as joint tenants with
          right of survivorship           _____________________________________
          and not as tenants in           (State)
          common


          Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT


     For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto


      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________


________________________________________________________________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________


______________________________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint_____________________________________________________ Attorney to
transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.


Dated________________________
                                            ____________________________________
                                            NOTICE: The signature to the
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Receipt in every particular,
                                            without alteration or enlargement
                                            or any change whatever.